UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4436 Lebec Rd.

Post Office Box 1000

Tejon Ranch, California 93243

March 29, 2023

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Tejon Ranch Co. (the “Company”) on Tuesday, May 9, 2023, at 9:00 A.M., Pacific Time, online via a live webcast at www.virtualshareholdermeeting.com/TRC2023 (the “Annual Meeting”). Information and procedures to follow on how to participate in the Annual Meeting are included in the 2023 proxy materials and will be disclosed on the Annual Meeting website. Your Board of Directors and management look forward to greeting those shareholders who are able to attend online.

The Notice of Annual Meeting and Proxy Statement, which contain information concerning the business to be transacted at the meeting, appear in the following pages.

It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend online. Please review the proxy statement and vote online, by telephone, or by mailing the enclosed proxy card or voting instruction form at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

Gregory S. Bielli,
President and Chief Executive Officer

TEJON RANCH CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

on

May 9, 2023

The Annual Meeting of Shareholders of Tejon Ranch Co. (the “Company”, “Tejon”, “we”, “us”, “our” or words of similar import in this Proxy Statement) will be held online via a live webcast at www.virtualshareholdermeeting.com/TRC2023 on Tuesday, May 9, 2023, at 9:00 A.M., Pacific Time (the “Annual Meeting”) for the following purposes:

1.	To elect the eight directors named in this Proxy Statement.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

3.	To approve named executive officer compensation on an advisory basis.

4.	To conduct an advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

5.	To approve the 2023 Stock Incentive Plan.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company (the “Board”) recommends that you vote “FOR” each of the nominees in Proposal 1, “FOR” Proposals 2, 3, and 5, and “ONE YEAR” for Proposal 4 as outlined in the Proxy Statement accompanying this notice.

The Board has fixed the close of business on March 13, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or the adjournment thereof.

We have determined that we will hold the Annual Meeting solely by means of remote communication via live audio webcast. We endeavor to provide shareholders with the same rights and opportunities for participation online as an in-person meeting. To attend the Annual Meeting online, vote, view the shareholder list, or submit questions, shareholders of record will need to go to the Annual Meeting website noted above and log in using their 16-digit control number provided on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). For more information about the virtual-only meeting format and your ability to participate and vote, including if you are a beneficial holder of your shares, see the discussion under “Record Date and Voting “in the accompanying Proxy Statement. As always, we encourage you to vote your shares prior to the meeting.

Your attention is directed to the accompanying Proxy Statement. To ensure that your shares are represented at the Annual Meeting, please date, sign, and mail the enclosed proxy card or voting instruction form, for which a return envelope is provided, or vote your proxy by telephone or the Internet, the instructions for which are provided on the enclosed proxy card, Notice, or voting instruction form.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 9:30 a.m. Pacific Time on the date specified above and at the Company’s principal business address, 4436 Lebec Rd., Tejon Ranch, California 93243, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the Company’s website at http://ir.tejonranch.com.

Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. We strongly encourage you to return the voting instruction form provided by your broker, bank, or other holder of record or to utilize your broker’s telephone or Internet voting, if available, and exercise your right to vote as a shareholder.

For the Board of Directors,

NORMAN J. METCALFE, Chairman of the Board

MARC W. HARDY, Senior Vice President, General Counsel and Corporate Secretary

Tejon Ranch, California

March 29, 2023

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PARTICIPATE IN THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY TELEPHONE OR THE INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU MAY ALSO VOTE BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. VOTING BY PHONE OR THE INTERNET, WRITTEN PROXY OR VOTING INSTRUCTION CARD ENSURES YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND OUR VIRTUAL ANNUAL MEETING ONLINE.

PLEASE VOTE YOUR SHARES EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE. IF YOU ATTEND THE MEETING ONLINE AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES DURING THE MEETING EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

2023	Annual Meeting of Shareholders Proxy Statement

TEJON RANCH CO.

Post Office Box 1000

Tejon Ranch, California 93243

PROXY STATEMENT

Annual Meeting of Shareholders

May 9, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 9, 2023

The Proxy Statement and accompanying Annual Report to Shareholders and Annual Report on

Form 10-K are available at www.tejonranch.com or at http://materials.proxyvote.com/879080.

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders to be held online via live webcast at www.virtualshareholdermeeting.com/TRC2023 on Tuesday, May 9, 2023, at 9:00 A.M., Pacific Time (the “2023 Annual Meeting”).

As permitted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Statement, our 2022 Annual Report on Form 10-K and a form of proxy card or voting instruction form (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. It is anticipated that the Notice will first be mailed, and the proxy materials will first be made available, to shareholders on or about March 31, 2023.

SOLICITATION OF PROXIES

At the meeting, the shareholders of the Company will be asked to vote on the following matters: (1) the election of the eight directors named in this Proxy Statement, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023, (3) an advisory vote to approve named executive officer compensation, (4) an advisory vote on the frequency of future advisory votes to approve named executive officer compensation, (5) approve the 2023 Stock Incentive Plan and (6) such other business as may properly come before the meeting. The Company’s Board of Directors (the “Board”) is asking for your proxy for use at the 2023 Annual Meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

The costs for this proxy solicitation will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange (“NYSE”).

RECORD DATE AND VOTING

General Information

Holders of shares of the Company’s Common Stock, par value $0.50 (the “Common Stock”) of record at the close of business on March 13, 2023 (the “Record Date”) are entitled to notice of, to vote at, and participate in, the meeting. To participate in the 2023 Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the record date during the 2023 Annual Meeting, shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/TRC2023, enter the 16-digit control number found on their proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the 2023 Annual Meeting with the 16 digit access code indicated on that voting instruction form or Notice. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the 2023 Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the 2023 Annual Meeting.

Online check-in will begin at 8:45 A.M. Pacific Time on May 9, 2023, and the 2023 Annual Meeting will begin promptly at 9:00 A.M. Pacific Time. You are encouraged to allow sufficient time for accessing the 2023 Annual Meeting website. Technicians will be available to assist with technical difficulties and may be reached via the toll-free number available on the 2023 Annual Meeting website for such assistance.

The rules of conduct and procedures for the 2023 Annual Meeting will be provided in advance of and during the 2023 Annual Meeting at www.virtualshareholdermeeting.com/TRC2023. The rules of conduct will contain more information regarding the Q&A process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed. Shareholders may submit questions before and during the 2023 Annual Meeting at the 2023 Annual Meeting website. We plan to answer questions pertinent to Company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions not pertinent to Annual Meeting matters, including personal or customer-related questions, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the 2023 Annual Meeting will not be addressed during the meeting. If there is not sufficient time to answer all proper questions received during the 2023 Annual Meeting (if such questions are pertinent to Company matters and otherwise appropriate under our rules of conduct), we will post responses on our Investors Relations website following the meeting.

There were 26,710,938 shares of Common Stock outstanding on the Record Date. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the 2023 Annual Meeting other than the election of directors. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A shareholder of record giving a proxy may revoke it at any time before it is voted at the 2023 Annual Meeting by delivering to the Company’s Secretary a written notice of revocation, by submitting a later-dated proxy via the Internet before or during the meeting, or by telephone or by mail by 11:59 p.m. Eastern Time on May 8, 2023. Unless a proxy is revoked, shares represented by a proxy will be voted in accordance with the voting instructions on the proxy, and on matters for which no voting instructions are given, shares will be voted “FOR” the election of each nominee, “FOR” Proposals 2, 3, and 5, and for “ONE YEAR” on Proposal 4, and in accordance with their best judgment with respect to any other matters which may properly come before the meeting. If you hold shares in a stock brokerage account or by a bank or other holder of record, you must follow the instructions of your broker, bank, or other holder of record to change or revoke your voting instructions.

Effects of Broker Non-Votes and Abstentions

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank, or other holder of record how to vote your shares. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. Broker non-votes will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals. The impact of an abstention on each proposal is described under “Voting Requirements.” We strongly encourage you to follow the voting instructions on the materials you receive and vote your shares.

Quorum

The holders of record of a majority of the Common Stock entitled to vote at the 2023 Annual Meeting must be present at the 2023 Annual Meeting, either via the live webcast or by proxy, in order for there to be a quorum at the 2023 Annual Meeting. Shares of Common Stock with respect to which the holders are present at the 2023 Annual Meeting, but not voting, and shares of Common Stock for which we have received proxies, but with respect to which the holders of the shares have abstained from voting, will be counted as present at the 2023 Annual Meeting for the purpose of determining whether or not a quorum exists. Broker non-votes will also be counted as present for the purpose of determining whether a quorum exists. Shareholders cannot abstain in the election of directors, but they can withhold authority. Shareholders who withhold authority will be considered present for purposes of determining a quorum.

Voting Requirements

For Proposal 1 (election of directors), the eight candidates receiving the highest number of affirmative votes at the 2023 Annual Meeting (also referred to as a plurality) will be elected as directors. Shareholders will be able to cumulate their vote in the election of directors. Cumulative voting means that each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. To exercise the right to cumulate votes, a shareholder must provide written instructions on the proxy card stating how the shareholder wishes to have his or her votes distributed. Withheld votes will not be counted as participating in the voting and will therefore have no effect for purposes of Proposal 1.

Approval of Proposal 2 (the ratification of Deloitte & Touche LLP as our independent registered public accounting firm) will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the 2023 Annual Meeting or represented by proxy and entitled to vote at the 2023 Annual Meeting. Abstentions will be counted as present and will thus have the effect of a vote against Proposal 2.

Approval of Proposal 3 (the advisory vote to approve named executive officer compensation) will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the 2023 Annual Meeting or represented by proxy and entitled to vote at the 2023 Annual Meeting. Abstentions will be counted as present and will thus have the effect of a vote against Proposal 3.

For Proposal 4 (the advisory vote on the frequency of the vote on executive compensation) will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the 2023 Annual Meeting or represented by proxy and entitled to vote at the 2023 Annual Meeting. Abstentions will be counted as present and will thus have the effect of a vote against Proposal 4.

Approval of Proposal 5 (approval of 2023 Stock Incentive Plan) will require the affirmative vote of the majority of votes cast on such proposals. Abstentions will not be counted as votes cast and will therefore have no effect for purposes of Proposal 5.

Pursuant to Delaware corporate law, the actions contemplated to be taken at the 2023 Annual Meeting do not create appraisal or dissenters’ rights.

Proxy Summary

2022 Performance Highlights

Our Mission and Objectives

We are a diversified real estate development and agribusiness company committed to responsibly using our land and resources to meet the housing, employment, and lifestyle needs of Californians and create value for our shareholders. Currently operations consist of land planning and entitlement, land development, commercial land sales and leasing, leasing of land for mineral royalties, water asset management and sales, grazing leases, farming, and ranch operations.

Our primary business objective is to maximize long-term shareholder value through the monetization of our land-based assets. A key element of our strategy is to entitle and then develop large-scale mixed-use master planned residential and commercial/industrial real estate projects to serve the growing populations of Southern and Central California. Our mixed-use master planned residential developments have received governmental jurisdictional approvals to collectively include up to 35,278 housing units, and more than 35 million square feet of commercial space.

2022 Operational and Financial Results
Financial Results:

•  For 2022, net income attributable to common shareholders was $15,808,000 compared to net income attributed to common shareholders of $5,348,000 in 2021. Over the comparative period, commercial/industrial segment profits increased $16,636,000 resulting from the sale of three land parcels totaling 98.2 acres. Profits from the mineral resources segment increased by $1,198,000 as a result of greater oil and cement royalties. Lastly, the Company saw an increase in total other income of $1,501,000 as a result of an increase in interest income along with receiving excess distributions and recognizing long-term deferred gains associated with the Company’s former 18-19 West joint venture.

Operational Highlights:

•  Completed construction on a new 629,274 square foot industrial building that is 100% leased in a joint venture with Majestic Realty Co.

•  Finalized a joint venture with Majestic Realty Co. through a 27.88-acre land contribution to develop an approximately 446,000 square foot building to be completed by the end of 2023 that has been pre-leased to Sunrise Brands, a leading designer, producer, distributer, and retailer of branded and private label apparel

•  Sold 58 acres of land to a major multinational corporation for $22,000,000 for development of a distribution center

•  Sold 12.3 acres of industrial land located at TRCC-West for $4,680,000 to a third party for development of a smaller industrial product

Forward-Looking Statements and Website References

This document contains “forward-looking statements”—that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. These forward-looking statements are not a guarantee of future performance and are subject to assumptions and involve known risks, uncertainties, and other important factors that could cause the actual results, performance, or achievement of the Company, or industry results, to differ materially from any future results, performance, or achievement imposed by such forward-looking statements. For details on the risks and uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the “Forward-Looking Statements” and “Risk Factors” sections in our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2022 Compensation Summary

In determining the 2022 compensation for our named executive officers (“NEOs”), the Compensation Committee of the Board (the “Compensation Committee”) considered each NEO’s contributions to the Company’s strategy related to revenue generation, cash management, continued expansion of the Tejon Ranch Commerce Center (“TRCC”) and continued movement of our residential development projects through the entitlement, permitting, and litigation process within California.

Our 2022 compensation program reflects our pay-for-performance philosophy. The annual short-term incentives paid to all our executives were above target, ranging from 131% to 118% of target. Adjusted EBITDA one of the metrics used for purposes of our annual short-term incentives, increased from the previous year due to the improvements in operations as described above.

The target mix of total direct compensation elements for our CEO and NEOs, as a percentage of total compensation, is set forth in the chart below. We show a three-year period to account for the granting of project milestone equity performance grants that occurs once every three years and occurred in 2020. A significant percentage of our compensation is delivered through variable cash and equity, with over 50% of our CEOs target compensation provided through equity incentives.

Shareholder Engagement

Shareholder engagement is an important and valuable means for direct input and feedback from our investors, and our directors and management recognize the benefits that come from this dialogue. We engage with shareholders throughout the year in order to:

•	provide visibility and transparency into our business, key real estate entitlement milestones, and our performance;

•	discuss with shareholders and prospective shareholders the issues that are important to them and hear their expectations;

•	assess emerging issues that may affect our business, inform our decision making, and help shape our practices: and

•	solicit and consider shareholder feedback regarding our board governance and executive compensation practices to better understand investor viewpoints and inform discussions in the boardroom.

We create many opportunities for shareholders and prospective shareholders to provide feedback to our Board and management by setting up one-on-one meetings, telephone, and virtual meetings. In 2022, we met with investors representing approximately 35% of shares outstanding. A summary of feedback that we have received related to our business model is summarized below.

What We Heard	How We Responded
Continued disclosure around our business model as it relates to the real estate development both in the future and current active development projects.

Management in preparation of the 2022 Annual Report on Form 10-K expanded disclosure throughout the Business Section and Management’s Discussion and Analysis of Financial Condition and Results of Operations related to our overall operational activities, the Tejon Ranch Commerce Center, our current active development, and future developments of Mountain Village, Centennial, and Grapevine master planned communities.

Received inquiries as to the future values of our mixed-use real estate developments and development completion values of the Tejon Ranch Commerce Center.

The Company provides within the Business Section of the 2022 Annual Report on Form 10-K, and in the Compensation Discussion and Analysis on page 31, a chart setting forth our Real Estate Development Continuum. The chart provides the current status of each of our development projects and key milestones to be achieved to move each project forward in California’s complex regulatory structure. The Business Section of the 2022 Annual Report on Form 10-K also includes key statistics for each of our development projects such as cost invested, and number of residential units and commercial/industrial square footage entitled. We, however, do not provide speculative future estimates of value for these projects due to the long-term nature of the projects, the many speculative assumptions involved in estimating a future value, and ongoing changes to assumptions.

PROPOSAL 1

THE ELECTION OF DIRECTORS

The Board currently consists of ten directors whose terms expire at the 2023 Annual Meeting. In connection with the 2020 Annual Meeting of Shareholders, shareholders approved amendments to our Certificate of Incorporation to declassify the Board over a period of three years. As a result, beginning with the 2023 Annual Meeting, all directors are subject to annual election for one-year terms. Each director, if elected, shall hold office until the next annual meeting and will serve until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

The nominees of the Board for election at the 2023 Annual Meeting are Steven A. Betts, Gregory S. Bielli, Anthony L. Leggio, Norman J. Metcalfe, Rhea Frawn Morgan, Geoffrey L. Stack, Daniel R. Tisch, and Michael H. Winer. Each of the nominees is currently a director of the Company. Mr. Betts, Ms. Morgan, and Mr. Tisch were last elected by shareholders at the 2022 Annual Meeting of Shareholders. Mr. Stack and Mr. Winer were last elected by shareholders at the 2021 Annual Meeting of Shareholders. Mr. Bielli, Mr. Leggio, and Mr. Metcalfe were last elected by shareholders at the 2020 Annual Meeting of Shareholders.

Jean Fuller, who has served as a director since 2019, and Susan K. Hori, who has served as a director since her appointment in 2021, informed the Board at its March 2023 meeting of their intention not to stand for reelection at the 2023 Annual Meeting and as such they were not nominated to stand for reelection. On March 22, 2023, the Board amended the Bylaws to allow the number of directors to be fixed by the Board from time to time solely by a resolution duly adopted by the Board.

Shareholder nominations of persons for election to the Board must be made pursuant to timely written notice to the Secretary of the Company pursuant to, and contain the information required by, the Company’s Certificate of Incorporation and Bylaws. See “Shareholder Proposals for 2024 Annual Meeting” for additional information on the procedure for shareholder nominations.

Except as noted below, each proxy solicited by and on behalf of the Board will be voted “FOR” the election of the nominees named above (unless such authority is withheld, as provided in the proxy), and unless otherwise instructed, one-eighth of the votes to which the shareholder is entitled will be cast for each of the nominees. All of the nominees of the Board have consented to being named in this Proxy Statement and to serve if elected. In the event that any one or more of the nominees shall become unable to serve or for good cause refuses to serve as director (an event that is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2023 Annual Meeting are nominated as candidates for director by persons other than the Board, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board and in such order of preference as the proxy holders may determine in their discretion.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

NOMINEES NAMED ABOVE FOR ELECTION AS A DIRECTOR.

PROPOSAL 2

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 6, 2023, the Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Services provided to the Company and its subsidiaries by Deloitte in fiscal years 2022 and 2021 are described under “Audit Fees” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee below.

Representatives of Deloitte are expected to be present at the 2023 Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accounting Firm

We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Certificate of Incorporation, Bylaws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event that shareholders do not ratify the appointment of Deloitte, the appointment may be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Deloitte has served as our independent registered public accounting firm since 2019.

Audit Fees and Services.

	2022	2021
Audit Fees	$768,117	$542,713
Audit Related Fees	$—	$—
Tax Fees	$87,713	$103,330
All Other Fees	$—	$—
Total	$855,830	$646,043

Audit Fees. This category includes the aggregate fees billed by Deloitte for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2022 and 2021, and for the reviews of the financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2022 and 2021.

Audit-Related Fees. This category includes the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees. This category includes the aggregate fees billed for tax compliance, advice, and planning services.

All Other Fees. This category includes the aggregate fees billed for any permitted services not included in categories above, which includes annual subscription fees for accounting practice publications.

Audit Committee Pre-Approval

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s outside auditor. To fulfill this requirement, the Company’s independent registered public accounting firm provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then reviews and approves, rejects, or seeks to modify the proposal. During the years ending December 31, 2022, and December 31, 2021, 100% of the services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF

DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, (the “Exchange Act”), we are asking shareholders to approve on an advisory basis the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement on pages 30 to 61. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the policies and practices described in this Proxy Statement.

The Board recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s NEOs as described in this Proxy Statement, for the following reasons.

Sound Program Design

We design our executive officers’ compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and Company performance and alignment with the interest of long-term shareholders. We achieve our objectives through compensation that:

✓ provides a competitive total pay opportunity,

✓ consists primarily of performance-based compensation,

✓ enhances retention through multi-year vesting of stock awards, and

✓ does not encourage unnecessary and excessive risk-taking.

Best Practices in Executive Compensation

Some of our leading practices include:

✓ an executive compensation recovery policy,

✓ an executive stock ownership policy,

✓ a policy prohibiting pledging and hedging of Tejon stock,

✓ no executive-only perquisites or benefits,

✓ no guaranteed bonus programs, and

✓ utilization of an independent compensation consultant who reports to the Compensation Committee.

The advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board. Although the voting results are not binding, the Board will review and consider them when evaluating our executive compensation program.

The Board has adopted a policy of holding an advisory vote on executive compensation every year, and unless the Board modifies its policy, we expect that, after the 2023 Annual Meeting, the next advisory vote on the compensation of our NEOs will take place at our 2024 Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED ON PAGES 30 TO 61 IN THE PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As described in Proposal 3, our shareholders are being asked to approve the compensation of our NEOs, as reported in this Proxy Statement. Currently, shareholders vote on such matters on an annual basis. In accordance with Section 14A of the Exchange Act, Proposal 4 gives shareholders the opportunity to cast a non-binding advisory vote on whether future advisory votes to approve executive compensation should occur every year, every two years, or every three years.

After careful consideration, the Board has determined that continuing to hold the advisory vote on executive compensation every year is the most appropriate policy for the Company at this time and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation programs.

We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL 5

APPROVAL OF THE 2023 STOCK INCENTIVE PLAN

At the 2023 Annual Meeting, the stockholders of the Company will be asked to approve the Company’s 2023 Stock Incentive Plan (the “Incentive Plan”), which will replace our 1998 Stock Incentive Plan and our Non-Employee Director Stock Incentive Plan (collectively, the “Prior Plans”). The Incentive Plan provides for the granting of awards to employees, directors, consultants and advisors of the Company. We believe that a comprehensive equity compensation program serves as a necessary and powerful tool to attract, retain and incentivize individuals essential to our success and accordingly benefits all of our stockholders by allowing us to retain individuals who are expected to make significant contributions to the creation of stockholder value. The Incentive Plan was approved by the Board on March 22, 2023 (the “Approval Date”) and will become effective if it is approved by our stockholders (the “Effective Date”). No further awards will be granted under the Prior Plans after the Effective Date if the Incentive Plan is approved.

The maximum number of shares authorized for issuance under the Incentive Plan is 1,282,206 shares of our Common Stock. The Board believes that 1,282,206 shares, which is equivalent to 4.8% of our Common Stock outstanding, represent a reasonable amount of potential equity dilution and allows the Company to continue awarding long-term equity-based compensation, which is an important component of its overall compensation program. The Board intends that the 1,282,206 shares, will fund the Company’s equity compensation requirements for the next five years. When approving the Incentive Plan, the Board considered the burn rate with respect to the equity awards granted by the Company and possible future stock compensation. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the total common stock outstanding at the beginning of the year. The Company’s three-year average burn rate, at the time the Board approved the Incentive Plan, was approximately 1.13%, which is below the 2022 benchmark for Russell 3000 real estate companies of 2.24% per ISS data. The Company will continue to monitor the Company’s equity use in the future years to ensure the company’s burn-rate is maintained within competitive market norms.

When approving the Incentive Plan, the Board also considered dilution, commonly measured by “overhang,” which generally refers to the amount of potential dilution to current stockholders that could result from the future issuance of the shares reserved under an equity compensation plan. Overhang is typically expressed as a percentage (equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards and the denominator is the sum of the numerator plus the total number of shares outstanding). If the Incentive Plan is approved, our voting power dilution will be approximately 5.7% as of the Approval Date.

The following table sets forth the number of shares authorized for future issuance as of the Approval Date under the Prior Plans and under the Incentive Plan, along with the equity dilution represented by the shares available for future awards as a percentage of the Common Stock outstanding. The closing price of the Company’s Common Stock on the NYSE on the Approval Date was $17.50.

Share Authorization – Incentive Plan

	Total Shares Available for Future Awards	Number of Shares Issuable Under Outstanding Restricted Stock, Restricted Stock Units, and Performance Shares	Number of Shares Issuable Under Outstanding Stock Options and SARs	Weighted Average Exercise Price of Stock Options and SARs	Weighted Average Remaining Term of Stock Options and SARs
Shares Authorized for future awards under the 1998 Stock Incentive Plan	70,913	335,647	—	—	—
Shares Authorized for future awards under the Non-Employee Director Stock Incentive Plan	11,293	—	—	—	—
Shares Authorized for Future Awards after Approval of the Incentive Plan	1,282,206	335,647	—	—	—

The above table is as of March 13, 2023.

A copy of the Incentive Plan is attached as Appendix B to this Proxy Statement. The below summary of the key provisions of the Incentive Plan does not purport to be a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the Incentive Plan attached hereto. Stockholders are encouraged to read the Incentive Plan in its entirety.

In order for the Incentive Plan to be effective, it must be approved by the affirmative vote of the holders of a majority of the votes cast on this item. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on the matter (see “Record Date and Voting”).

The Board unanimously adopted the Incentive Plan on the Approval Date. The Board has an interest in the Incentive Plan because our Board members are eligible for awards under the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2023 STOCK INCENTIVE PLAN.

Why You Should Vote for the Incentive Plan. Specific features of the Incentive Plan that are consistent with good corporate governance practices include, but are not limited to:

•	stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying Common Stock on the grant date;

•

there can be no repricing of stock options or stock appreciation rights without stockholder approval, either by canceling the option as consideration for cash, issuing a replacement option or other stock award to the participant at a lower price or by reducing the exercise price of the option, other than in connection with a change in the Company’s capitalization;

•

the Incentive Plan contains an annual limit on cash and equity-based compensation that may be paid or granted, whether under the Incentive Plan or otherwise, to our non-employee directors of $200,000 (or $300,000 for the first calendar year the director joins the Board or if the director is serving as chairman of the Board); and

•

in the event of a change of control of the Company, the Incentive Plan does not provide for automatic single trigger acceleration. In addition, the Incentive Plan does not provide for tax gross-ups on excise taxes resulting from excess parachute payments.

Purpose of the Incentive Plan. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees, directors, consultants and advisors by providing for or increasing their proprietary interests in the Company. As described more fully in Compensation Discussion and Analysis, the Board believes equity incentives are an important part of its overall compensation policy because they align the interests of employees with those of the stockholders.

Eligibility. All employees and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan. Awards can also be granted under the Incentive Plan to consultants and advisors of the Company and its subsidiaries (each such eligible individual, a “Grantee”). As of March 13, 2023, approximately seventy-eight (78) employees (including executive officers), and nine non-employee Board members were eligible to participate in the Incentive Plan.

Number of Shares Available Under the Plan. The aggregate number of shares of Common Stock that can be issued under the Incentive Plan may not exceed 1,282,206 shares. The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options shall not exceed 1,282,206. Shares subject to awards under the Incentive Plan and after the Approval Date, shares subject to awards under any Prior Plan that expire, terminate or are canceled prior to issuance will again be available for issuance under the Incentive Plan. In addition, shares subject to awards under the Incentive Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards will be added back to the number of shares available for additional grants under the Incentive Plan.

The aggregate dollar value of equity-based and cash compensation granted under the Incentive Plan or otherwise during any calendar year to any non-employee director shall not exceed $200,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chairman of the Board, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $300,000.

Types of Awards Granted Under the Plan. The Incentive Plan allows the Company to grant restricted stock, restricted stock units, stock options, stock appreciation rights, and other stock-based awards (which are any other bonus or right or benefit denominated, payable in, or valued in whole or in part by reference to Common Shares).

Stock Options. Stock options granted under the Incentive Plan awards may be either non-qualified stock options or incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986 (the “Code”). Only persons who are employees of the Company may be granted incentive stock options. The exercise price of any stock option granted may not be less than the fair market value of the underlying Common Stock on the date of grant, and any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (“10% Stockholders”) may not be granted an incentive stock option at an exercise price less than 110% of the fair market value of the underlying Common Stock on the date of grant. The Board or the Committee (as defined below) has the power to determine the terms of each stock option granted, including the expiration, vesting and exercise dates and whether the exercise price will be paid in cash, by tender of outstanding shares of Common Stock, the delivery of a promissory note, cash in the form of a personal, cashier’s or certified bank check, or by any combination of the foregoing or by any other means approved by the Board or the Committee. The term of stock options may not be greater than 10 years (or 5 years for 10% Stockholders), the stock options must not be transferable other than by the laws of descent and distribution, and they must be exercisable only by the holder during the life of the holder. If the aggregate fair market value of all shares of Common Stock with respect to which incentive stock options granted to an individual first become exercisable during any calendar year exceeds $100,000, the stock options will not qualify as incentive options to the extent of the excess.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle the Grantee exercising the SAR to receive payment in an amount equal to the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised. The SAR can be settled in cash, shares of stock or a combination of both. It is also possible to grant SARs in tandem with stock options and the exercise price of such tandem SAR will be the exercise price of the related stock option.

Restricted Stock. Awards can be granted in the form of shares of Common Stock which are restricted by agreements having terms and provisions determined by the Board or the Committee, which may include forfeiture provisions or restrictions on transferability that expire over time or upon the satisfaction of certain performance or other requirements. Grantees receiving restricted stock may be entitled to dividends and voting rights on the shares prior to the lapsing of the restrictions. Restricted stock may vest pursuant to the achievement of specific goals and objectives or based on the Grantee’s continuous employment or service with the Company.

Restricted Stock Units. A restricted stock unit award will entitle the Grantee to receive one share of Common Stock for each awarded unit upon the completion of a designated service period and/or the attainment of specified performance objectives as determined by the Board or the Committee. The shares of Common Stock underlying the restricted stock units may be issued immediately upon vesting or may be deferred to a later date.

Other Stock-Based Awards/Performance Awards. The Incentive Plan permits the Board or the Committee to grant other awards that may be denominated, payable in, or valued in whole or in part by reference to Common Stock may be granted to eligible Grantees subject to such terms and conditions as determined by the Board or the Committee. Such awards may include performance awards involving the issuance of Common Stock based upon the achievement of performance metrics as the Board or the Committee may determine to be important to increasing stockholder value.

Administration. The Incentive Plan will be administered by the Board or a committee, which must consist of two or more directors (the “Committee”). The Incentive Plan gives the Board or the Committee broad authority to do all things necessary and desirable in connection with the administration of the Incentive Plan, including, without limitation, the following: (a) adopt, amend and rescind rules and regulations relating to the Incentive Plan; (b) determine which persons meet the eligibility requirements of the Incentive Plan and to which of such eligible persons, if any, awards will be granted; (c) grant awards to eligible persons and determine the terms and conditions thereof, including the number of Common Stock issuable pursuant thereof; (d) determine whether and the extent to which adjustments are required to be made under the Incentive Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events; and (e) interpret and construe the Incentive Plan and the terms and conditions of any award granted thereunder.

Duration, Termination and Amendment of Plan. The Incentive Plan will become effective upon the approval by the stockholders of the Company and will continue in effect until March 22, 2033, which is the expiration of ten years after the Board’s approval of the Incentive Plan, unless sooner terminated. No awards may be granted under the Incentive Plan after such date. The Board can amend or terminate the Incentive Plan at any time in any manner, but any such amendment is subject to the approval of the Company’s stockholders to the extent required by law or by any applicable listing standard of the NYSE. In addition, without approval of the stockholders of the Company, no amendment may: (a) increase the maximum number of shares of Common Stock for which awards may be granted under the Incentive Plan; (b) reduce the exercise price of outstanding stock options and stock appreciation rights; (c) extend the term of the Incentive Plan; or (d) change the class of persons eligible to be participants. Further, no such amendment or termination shall deprive the recipient of any award granted under the Incentive Plan, without the consent of such recipient, of any of his or her right thereunder or with respect thereto.

Transferability. Awards may not be transferred in any manner other than by will or the laws of descent and distribution and each Stock Option or SAR shall be exercisable only by the Grantee during his or her lifetime.

Adjustment. If the outstanding securities of the class then subject to the Incentive Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a dividend paid out of earned surplus) or other distribution, stock dividend, stock split, reverse stock split or the like, the Board or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may be acquired and the exercise price of outstanding awards and (b) the maximum number and type of shares or other securities of the Company that may be thereafter granted under the Incentive Plan.

Change of Control. Upon a Change of Control (as defined in the Incentive Plan) of the Company, the Board in its sole discretion may, to the extent permitted by applicable law, provide for the following treatment of any award outstanding at the time of the Change of Control: (i) all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse, (ii) awards shall be cancelled and settled in cash upon the Change of Control, (iii) awards shall be assumed or substituted for by the surviving corporation, and/or (iv) the time during which stock options or SARs may be exercised shall be accelerated so that those awards may be exercised for fully-vested Common Stock and those awards shall terminate if not exercised prior to the Change of Control. Such treatment need not be uniform as between different awards or different types of awards.

Prohibition against Repricing. Other than in connection with a change in the Company’s capitalization (as described in “Adjustments” above), the exercise or purchase price of an outstanding stock option or SAR may not be reduced after the date of grant nor may any outstanding stock option or SAR with an exercise or purchase price in excess of the fair market value of the underlying Common Stock be surrendered to the Company as consideration for cash, the grant of a new stock option or SAR (or similar Award) with a lower exercise or purchase price or the grant of another award without approval by a the stockholders of the Company.

Clawback. All awards granted under the Incentive Plan are subject to the terms of any clawback policy adopted by the Company, as it may be in effect from time to time.

New Plan Benefits. No awards were granted under the Incentive Plan subject to stockholder approval of the Incentive Plan. No information can be provided with respect to awards that may be granted in the future under the Incentive Plan because such future awards are within the discretion of the Board and the Committee, and neither has determined future awards or who might receive them.

Certain Federal Income Tax Consequences. The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific nature of the award. This summary does not constitute tax advice, is not intended to be exhaustive and, among other things, does not describe any state, local, or foreign tax consequences.

Incentive Stock Options. A Grantee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (although taxable income may arise for alternative minimum tax purposes at the time of exercise). If the Grantee holds the stock received upon exercise of the incentive stock option for at least two years following the date the stock option was granted and one year following the exercise of the stock option, the optionee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a Grantee satisfies such holding periods, upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. However, if a Grantee disposes of the shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), then the Grantee will include as ordinary income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized upon disposition of the shares) over the exercise price. Any additional gain or loss recognized upon the disposition will be a long-term or short-term capital gain or loss. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the Grantee’s income as ordinary income.

Non-Qualified Stock Options. Although the grant of non-qualified stock options under the Incentive Plan results in no taxable income to the optionee or deduction to the Company, when the optionee exercises the option, he or she will recognize ordinary income on the excess of the fair market value of the stock received over the stock option exercise price and, subject to the applicable provisions of the Code, the Company will generally be entitled to a tax deduction in the same amount. The amount paid by the optionee on exercise plus the amount included in an optionee’s income as a result of the exercise of a non-qualified stock option will be treated as his or her basis in the shares acquired, and any gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss, as the case may be.

Stock Appreciation Rights. The grant of a SAR is generally not a taxable event for the Grantee. Upon exercise of the SAR, the Grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the SAR, and the Company will generally be entitled to a deduction equal to the same amount.

Restricted Stock. There are no immediate tax consequences of receiving an award of unvested restricted stock. A Grantee who is awarded restricted stock generally will recognize ordinary income when such shares vest in an amount equal to the fair market value of the shares over the cash consideration (if any) paid for the shares. The Grantee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (a) the fair market value of those shares on the grant date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the Grantee will not recognize any additional income as and when the shares subsequently vest. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the Grantee at the time such ordinary income is recognized by the Grantee.

Performance Awards. A Grantee will generally recognize no income upon the grant of a performance award. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any nonrestricted shares received or any cash received. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Grantee.

Other Stock-Based Awards. Awards may be granted under the Incentive Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

Excess Parachute Payments. The terms of the agreements pursuant to which awards are made under the Incentive Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Grantee, certain amounts with respect to such awards may constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to those provisions, such Grantee will be subject to a 20% excise tax on any “excess parachute payment.”

Section 409A. It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the

Grantee may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the Grantee with respect to such amounts.

Section 162(m). Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the Incentive Plan will be subject to the $1 million annual deduction limitation. The Board or the Committee may grant awards under the Incentive Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.

Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a Grantee who is an employee in connection with awards under the Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved stockholders	335,647	0	70,913
Equity compensation plans not approved by stockholders	0	0	0
Total	335,647	0	70,913

The above table is as of March 13, 2023.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVALOF THE 2023 STOCK INCENTIVE PLAN.

THE BOARD OF DIRECTORS

Consideration of Director Nominees

The Board believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board also believes that each individual director should possess certain attributes, as discussed below. Accordingly, the Board and the Nominating and Corporate Governance Committee (the “Nominating Committee”) consider the qualifications of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating Committee is responsible for selecting nominees for election to the Board. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials, attributes, and other factors (as described in greater detail in the Company’s Corporate Governance Guidelines) but does not have any specific minimum qualifications that a nominee must meet. However, the Nominating Committee seeks as director’s individuals with substantial management experience who possess the highest personal values, judgment, and integrity; an understanding of the environment in which the Company does business; and diverse experience with the key business, financial, and other challenges that the Company faces. In addition, in considering the nomination of existing directors, the Nominating Committee takes into consideration (i) each director’s contribution to the Board; (ii) any material change in the director’s employment or responsibilities with any other organization; (iii) the director’s ability to attend meetings and fully participate in Board and committee activities on which the director serves; (iv) whether the director has developed any relationships with the Company or another organization, or other circumstances that may have arisen, that might make it inappropriate for the director to continue serving on the Board; and (v) the director’s age and length of service on the Board.

The Nominating Committee recognizes that a diversity of backgrounds and cultures, including on the basis of gender, race, ethnicity, underrepresented communities, viewpoints, and practical experiences, can enhance the effectiveness of the Board, and analyzes this as a part of its evaluation of each candidate. The Nominating Committee takes into account how each candidate’s diversity, background, experience, qualifications, attributes, and skills may complement, supplement, or duplicate those of other prospective candidates. The Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board, which as discussed below is one of the committee’s responsibilities. In addition, the Board is committed to having a membership that reflects a diversity of ethnicity, race, and gender.

Based on the parameters described above, the Board has determined that the directors standing for reelection have the qualifications, experience, and attributes appropriate for a director of the Company. As reflected below, each director has a varied background in the real estate industry, finance, public policy and/or agriculture. These are all areas that are integral to the strategy, operations, and successful oversight of the Company.

Board Composition and Leadership Structure

The Board is currently composed of ten directors whose terms will expire at the 2023 Annual Meeting. Following the 2023 Annual Meeting, the Board will be composed of eight directors, if all nominees are elected. The Board’s leadership is structured so that the Chairman of the Board and Chief Executive Officer (“CEO”) are separate positions. The Chairman of the Board is also an independent director. The Board believes that this structure is appropriate for our Company and our shareholders at this time because it provides an additional layer of managerial oversight and risk management as to management and management’s activities and allows the Board to act independently of management. The Board believes Mr. Metcalfe’s finance background and capital structure experience within the real estate industry at a time when the Company will be evaluating various new sources of capital make him qualified to serve as Chairman of the Board at this time.

Director Qualifications and Biographical Information

The Nominating Committee considered the character, experience, qualifications, and skills of each director, including the current director nominees, when determining whether each should serve as a director of the Company. In keeping with its stated criteria for director nominees described in the section entitled “Consideration of Director Nominees” above, the Nominating Committee determined that each director has substantial management experience, exhibits the highest personal values, judgment, and integrity, and possesses both an understanding of the environment in which the Company does business and diverse experience with the key business, financial, and other challenges that the Company faces. Each director is or has been a leader in his or her respective field and brings diverse talents and perspectives to the Board. The Nominating Committee also considered the experience and qualifications outlined below in the biographical information for each director, including the current director nominees, as well as other public company board service.

The Nominating Committee noted the following particular attributes and qualities it considers when evaluating director nominees. The Nominating Committee believes that nominees with business, governmental, and strategic management experience gained from service as a chief executive officer or similar position is a critical leadership component to Board service. The Nominating Committee also seeks nominees with backgrounds in finance, banking, economics, public administration, legal, and the securities and financial markets, in order to have directors who can assess and evaluate the Company’s financial and competitive position. Although the directors listed below each possess a number of these attributes, the Nominating Committee considered the specific areas noted below for each director when determining which of the director’s qualifications best suit the needs of the Company and qualify them to serve as a director of the Company.

Key Qualifications, Characteristics and Skills of Our Directors

	Independent	Leadership	Industry	Operating & Investment	Financial	Business Development	Corporate Governance & Law	Other Boards
Betts, Steven A.	●	●	●			●	●	●
Bielli, Gregory S.		●	●	●	●	●		●
Fuller, Jeannie L.[1]	●	●					●	●
Hori, Susan K.[2]	●	●	●				●	●
Leggio, Anthony L.	●	●	●		●	●	●	●
Metcalfe, Norman J.	●	●	●	●	●			●
Morgan, Rhea Frawn	●	●	●	●	●
Stack, Geoffrey L.	●	●	●	●		●		●
Tisch, Daniel R.	●	●		●	●			●
Winer, Michael H.	●	●	●	●	●			●

1	Ms. Fuller is not standing for re-election at the 2023 Annual Meeting.
2	Ms. Hori is not standing for re-election at the 2023 Annual Meeting.

The following table sets forth information regarding the nominees for directors at the 2023 Annual Meeting.

	Director Since	Age
Steven A. Betts	2014	65

Mr. Betts is Managing Director of Development for Holualoa Companies, a 35-year-old real estate investment and development company with three-quarters of a billion dollars in assets held all across the U.S. and in Europe. He has held this position since August 2020. Prior to this, he served as a strategic advisor to Holualoa since 2015. Mr. Betts is also President of Betts Real Estate Advisors, a consulting company he founded in 2017. He has served as a strategic advisor to the Southwest Division of Hines, one of the largest commercial investment and development companies in the world, since 2015; as a strategic advisor to Concord Wilshire Capital, a hospitality and residential investor and developer in Florida and California since 2020. He is the Chairman of University Realty, a subsidiary of Enterprise Partners, an affiliate of Arizona State University. He was also the Director of Development for Chanen Development Company, an affiliate of Chanen Construction, headquartered in Phoenix, from November 2013 to the end of 2018. Briefly, from June to October 2013, he served as the interim CEO of the PhoenixMart project. Mr. Betts also served as the Senior Vice President and Managing Director of Assets for the ASU Foundation from March 2012 through May 2013. Prior to these endeavors, Mr. Betts was President and CEO of SunCor Development Company (“SunCor”) from 2005 to 2010, a half-billion-dollar-plus asset-based subsidiary of the publicly traded Pinnacle West Capital Corporation. SunCor was a developer of master planned communities throughout the Mountainwest and large-scale commercial projects in Metropolitan Phoenix. Mr. Betts holds numerous private board and committee posts, including Chairman of the Board of University Realty, a subsidiary company of Arizona State University’s Enterprise Partners, the Executive Committee and Board of the Greater Phoenix Economic Council, Board member of the Arizona Community Foundation, Board Member of the McCain Institute for International Leadership, Trustee and Past Chairman of the Arizona Chapter of The Nature Conservancy, member and a past-Chairman of the Urban Land Institute-Arizona District Council and Governance Committee. Mr. Betts received his law degree with honors from DePaul University and a B.A. with honors from Augustana College.

Our Board believes that Mr. Betts’ master planned community, multi-family, and commercial development background makes him very qualified to serve as a director.

Gregory S. Bielli	2013	62

Mr. Bielli is President and CEO of Tejon Ranch Co., a position he’s held since December 2013. Prior to this position, Mr. Bielli served as the Chief Operating Officer for the Company from September 2013 through November 2013. Mr. Bielli has over 30 years of experience in real estate, land acquisition, development, and financing. Prior to Tejon Ranch, he was a regional president of Newland Communities, one of the country’s largest and most successful master planned community developers. Mr. Bielli served as President of Newland’s Western Region from 2006 until September 2013. Mr. Bielli earned a bachelor’s degree in political science from the University of Arizona in 1983. Mr. Bielli is currently a member of the CalChamber Executive Committee (Chairman), Member of the Executive Board of Southern California Leadership Council (Co-Chairman); and a member of ULI’s Community Development Council.

Our Board believes Mr. Bielli’s experience in real estate operations, specifically master planned communities, and his position as CEO of the Company, makes him well qualified to serve as a director.

	Director Since	Age

Anthony L. Leggio	2012	70

Mr. Leggio has been President of Bolthouse Properties, LLC, a diversified real estate development company with commercial, residential, and agricultural holdings since January 2006. Prior to serving at Bolthouse Properties, Mr. Leggio served as Vice President and General Counsel of Wm. Bolthouse Farms from July 2001 until December 2005. Previously, Mr. Leggio was Managing Partner of the law firm of Clifford and Brown for nearly 25 years. Mr. Leggio served as a director of Valley Republic Bank from 2008 until its merger with Tri Counties Bank in March 2022. Since the merger he has been a director of Tri Counties Bank. Mr. Leggio has also served as a director of private companies Three Way Chevrolet Company since 2000, H.F. Cox Trucking since 1993, Mark Christopher Chevrolet since 2001, and W.B. Camp Companies since 2009. Mr. Leggio received his B.S. degree from the University of the Pacific and his J.D. from the University of the Pacific, McGeorge School of Law.

Our Board believes Mr. Leggio’s real estate development and agricultural experience, his tenure as chief executive officer of a real estate development company and his legal experience make him well qualified to serve as a director.

Norman J. Metcalfe	1998	80

Mr. Metcalfe has served as Chairman of the Company’s Board of Directors since 2014. Mr. Metcalfe has an extensive history and background in real estate development and homebuilding. He previously was Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation’s largest real estate and community development companies. Mr. Metcalfe retired from The Irvine Company in 1997. Prior to The Irvine Company, Mr. Metcalfe spent over 20 years in various real estate, corporate finance, and investment positions with the Kaufman and Broad/SunAmerica family of companies. These positions included President and Chief Investment Officer of SunAmerica Investments and Chief Financial Officer of Kaufman and Broad Home Corporation (currently known as KB Home). Mr. Metcalfe served as a director of CalAtlantic Homes from 2000 until February 2018. Mr. Metcalfe received a B.S. and an M.B.A. from the University of Washington.

Our Board believes Mr. Metcalfe’s extensive financial experience, understanding of capital structure within the real estate industry, and experience in publicly held companies make him very qualified to serve as a director.

Rhea Frawn Morgan	2021	66

Ms. Morgan has been the Managing Member and Chief Executive of LDC Advisors, LLC. since 2015. LDC Advisors is a real asset advisory firm specializing in advisory and management of large-scale real estate development projects for private and institutional owners. She is a real estate development and advisory professional who has been responsible throughout her career for more than $10 billion of assets owned by institutional investors, including private equity and public pension funds. From 2008-2014, operating as an independent fiduciary, Ms. Morgan managed a multi-billion-dollar investment portfolio invested in real estate assets including master planned communities under development, active adult/resort projects, land in various stages of entitlement and planning, and raw land held for future development. Ms. Morgan has multiple master’s degrees from the University of Pennsylvania and Northeastern University in Boston, MA, and is in the process of obtaining a Doctor of Education degree in Organizational Leadership from Northeastern. She is a member of the Urban Land Institute’s Women’s Leadership Initiative District Council, the Women’s Housing Leadership Group, and the National Association of Women in Real Estate Businesses.

Our Board believes that Ms. Morgan’s master planned community development background and experience with private equity and public pension funds makes her qualified to serve as a director.

	Director Since	Age

 Geoffrey L. Stack

Mr. Stack is one of the Founding Partners of the Sares-Regis Group, a commercial and residential real estate development and management firm since its inception in 1993. He currently sits on the Investment Committee for the Company. Mr. Stack was responsible for all residential operations of Sares-Regis, including development, acquisitions, finance, and management activities until 2018. Mr. Stack graduated from Georgetown University and received an M.B.A. in Real Estate Finance at the Wharton School, University of Pennsylvania. Mr. Stack is a past trustee of the Urban Land Institute (“ULI”) and the former Chairman of the ULI Foundation. He is also the past Chairman of the National Multifamily Housing Council.

Our Board believes Mr. Stack’s real estate development experience and his experience as the managing director of a real estate company make him well qualified to serve as a director.

	1998	79

Daniel R. Tisch	2012	72

Mr. Tisch has been the managing member of TowerView LLC, an investment fund of the Tisch Family, since 2001. Since January 2012, Mr. Tisch has also served as a director of Vornado Realty Trust, a real estate investment trust. Mr. Tisch graduated from Brown University and has over 45 years of investing experience. Mr. Tisch worked for major Wall Street firms from 1973 to 1989 and has been managing investment partnerships since then.

Our Board believes that Mr. Tisch’s investment industry background and his experience in capital raising and risk management make him well qualified to serve as a director.

Michael H. Winer	2001	67

Mr. Winer was employed as a senior investment manager by Third Avenue Management LLC (or its predecessor), a New York City-based asset manager, from 1994 through 2018, when he retired. Mr. Winer managed The Third Avenue Real Estate Value Fund, an open-end mutual fund that invests in the securities of publicly traded real estate and real estate-related companies in developed countries, by adhering to a strict value-investing approach. Mr. Winer has no continuing affiliation with Third Avenue Management LLC or the Third Avenue Real Estate Value Fund. From 2009 through 2016, Mr. Winer served as a director of Newhall Holding Company LLC. In 2016, Newhall merged with two other California master-planned communities. Since the merger in May 2016, Mr. Winer has served as a director of the merged entity, Five Point Holdings LLC, where he is the Chair of the Compensation Committee and serves on the Audit Committee and Nominating and Corporate Governance Committee. He also has served as a director of private company 26900 Newport Inc. since 1998. Since 2016, Mr. Winer has been a member of the Board of Trustees of two not-for-profit organizations: The Pacific Legal Foundation (from which he resigned in September of 2018) and the Future Citizens Foundation (dba The First Tee of Monterey County). Mr. Winer received a B.S. degree in accounting from San Diego State University and is a certified public accountant in California (inactive).

Our Board believes that Mr. Winer’s investment industry background and specifically, his experience with real estate investing, make him very qualified to serve as a director on our Board.

Directors Not Standing for Reelection at the 2023 Annual Meeting	Frst Became Director	Age
Jean Fuller	2019	73

Susan K. Hori	2021	67

CORPORATE GOVERNANCE MATTERS

The Board has determined that all directors, except Mr. Bielli, are “independent” under the listing standards of the NYSE and the Company’s categorical criteria used to determine whether a director is independent (the “Independence Standards”). The Independence Standards are set forth in Attachment A to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), and a copy of the Independence Standards is attached as Appendix A to this Proxy Statement. Thus, the Board determined that the following directors are independent: Steven A. Betts, Jean Fuller, Susan Hori, Anthony L. Leggio, Norman J. Metcalfe, R. Frawn Morgan, Geoffrey L. Stack, Daniel R. Tisch, and Michael H. Winer. Also, in making its independence determinations, the Board reviewed additional information provided by the directors and the Company with regard to any business or personal activities or associations as they may relate to the Company and the Company’s management. The Board considered this information in the context of the NYSE’s objective listing standards, the Independence Standards, and for directors serving on committees, the additional standards established for members of audit committees and compensation committees. In reaching a determination on these directors’ independence, the Board considered that neither the directors nor their immediate family members have within the past three years had any direct or indirect business or professional relationships with the Company other than in their capacity as directors.

The Board’s independence determinations included a review of business dealings at companies where the directors serve as directors or outside consultants, all of which were ordinary course business transactions. The Board also performed a review of the Company’s charitable contributions to any organization where a director serves as an executive officer and found no contributions in excess of the Independence Standards or the NYSE’s objective listing standards.

The independent directors of the Board meet regularly in executive sessions outside the presence of management. Executive sessions are generally held during board meetings. As Chairman of the Board, Mr. Metcalfe presides over these executive sessions.

During 2022, there were seven meetings of the Board, and all ten directors attended each of the meetings of the Board with the exception of two meetings in which a director was absent at each meeting.

The Company’s policy is that all directors are expected to attend every annual meeting of shareholders. All ten directors attended the 2022 Annual Meeting of Shareholders.

COMMITTEES OF THE BOARD

Standing committees of the Board include the Executive, Audit, Compensation, Real Estate, and Nominating Committees. Each standing committee, except for the Executive Committee, is governed by a written charter. The current charter for each of those committees is available on the Company’s website, www.tejonranch.com, in the Corporate Governance/Board of Directors section of the Investor Relations webpage and is available in print form upon request to the Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243. The current members of the standing committees as of the date of this proxy statement are set forth below:

	Executive Committee	Audit Committee	Compensation Committee	Nominating Committee	Real Estate Committee

Steven A. Betts

Gregory S. Bielli

Jean L. Fuller[1]

Susan K. Hori[2]

Anthony L. Leggio

Norman J. Metcalfe*

R. Frawn Morgan

Geoffrey L. Stack

Daniel R. Tisch

Michael H. Winer

Meetings in 2022	9	4	5	2	1

Committee Chair	Committee Member

1	Ms. Fuller is not standing for re-election at the 2023 Annual Meeting.

2	Ms. Hori is not standing for re-election at the 2023 Annual Meeting.

*	As Chairman of the Board, Mr. Metcalfe serves as ex officio member of all Board Committees and the Chairman of the Executive Committee.

The major functions of each of the above committees, including their role in oversight of risks that could affect the Company, are described briefly below.

Each year, the Board performs a self-evaluation to assess its effectiveness and the participation of each board member. In addition, on an annual basis, the Audit Committee, Real Estate Committee, Compensation Committee, and Nominating Committee all perform self-evaluations to measure their effectiveness.

The Executive Committee

Except for certain powers that, under Delaware law, may be exercised only by the full Board, or which, under the rules of the SEC or the NYSE, may only be exercised by committees composed solely of independent directors, the Executive Committee may exercise all powers and authority of the Board in the management of the business and affairs of the Company.

The Audit Committee

The Audit Committee represents and assists the Board in discharging the Board’s oversight responsibility relating to (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal, regulatory requirements, and cybersecurity controls; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the independent auditor and approves all audit and non-audit services the independent auditor performs. As part of the Board’s oversight of the Company’s risk management process, the Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management including cybersecurity risks and controls. In addition, the Audit Committee also reviews and approves related party transactions in advance. The Audit Committee reports regularly to the full Board with respect to its activities.

In its annual self-evaluation, the Audit Committee reviews and assesses how effectively it fulfilled these purposes over the prior year and identifies areas for improvement. The Audit Committee also periodically reviews and updates its pre-approval and hiring policies related to the independent auditor. The Audit Committee engages proactively with Deloitte and management as needed in order to understand the status and strategy of the Company’s audit and to discuss new accounting standards or potentially significant events that may impact the Company’s financial reporting.

The Board has determined that each member of the Audit Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards, and that each member of the Audit Committee is financially literate and meets the requirements for audit committee membership set forth in Rule 10A-3 of the Exchange Act. The Board has further found that Mr. Leggio qualifies as an “audit committee financial expert” for the purposes of Item 407(d)(5) of Regulation S-K and has “accounting or related financial management expertise” as described in the listing standards of the NYSE.

The Compensation Committee

The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs, and it assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees. It also reviews and approves corporate goals and objectives relevant to the compensation of top managerial and executive officers, including the CEO, evaluates their performance in light of those goals and objectives, and makes recommendations to the Board regarding their compensation. It administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans and grants of awards thereunder. It also reviews and recommends to the Board the design of other benefit plans, employment agreements, and severance arrangements for top managerial and executive officers. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, reviews the results of this assessment, and also assesses the results of the Company’s most recent advisory vote on executive compensation. It approves, amends, or modifies the terms of any compensation or benefit plan that does not require shareholder approval, if delegated to the Committee by the Board. It reviews and recommends changes for the compensation of directors, and it reviews succession plans relating to positions held by senior executive officers. It reports regularly to the Board with respect to its activities.

The Compensation Committee is authorized to delegate to a subcommittee consisting of not less than two members of the Compensation Committee the responsibility to review specific issues, meet with management on behalf of the Committee regarding such issues, and prepare recommendations for reports or review by the Committee. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE for directors and compensation committee members and under the Company’s Independence Standards.

The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other executive officers have any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company.

The Compensation Committee retained Semler Brossy to advise the Compensation Committee on marketplace trends in executive compensation and to analyze companies for peer company identification for the benchmarking of NEO compensation and NEO compensation decisions. The decision to engage an outside compensation consultant was not recommended by management. Semler Brossy consults with the Compensation Committee about its recommendations to the Board on CEO and other NEOs compensation. Semler Brossy did not provide any other services to the Company in 2022, and its fees were $27,800 for the year. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Semler Brossy’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Semler Brossy; (ii) the amount of fees received from the Company by Semler Brossy, as a percentage of Semler Brossy’s total revenue; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Semler Brossy consultant with a member of the Compensation Committee; (v) any Company stock owned by the Semler Brossy consultants; and (vi) any business or personal relationship of the Semler Brossy consultant or Semler with any of the Company’s executive officers. The Committee concluded that there are no such conflicts of interest.

The Nominating and Corporate Governance Committee

The Nominating Committee is charged with assessing existing directors to determine whether to recommend them for reelection to the Board, identifying and recruiting potential new directors, establishing a procedure for consideration of director candidates recommended by shareholders, and recommending candidates to be nominated by the Board or elected by the Board, as necessary, to fill vacancies and newly created directorships. It also reviews and makes recommendations to the Board regarding the structure, composition, and functioning of the Board and its committees, and evaluates and recommends changes to the Corporate Governance Guidelines. The Nominating Committee also annually reviews the independence of all directors and evaluates the Board’s performance.

The Board has determined that each member of the Nominating Committee is independent under the listing standards of the NYSE and under the Company’s Independence Standards.

The Nominating Committee is pleased to consider any properly submitted recommendations of director candidates from shareholders. Shareholders may recommend a candidate for consideration by the Nominating Committee by sending written notice addressed to the Nominating and Corporate Governance Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. Shareholders may also nominate persons for election to the Board by providing timely notice in writing to the Secretary of the Company pursuant to the procedures set forth in the Company’s Certificate of Incorporation and Bylaws. See “Shareholder Proposals for 2024 Annual Meeting” for additional information on the procedure for shareholder nominations.

The Nominating Committee has the authority under its charter to hire and pay a fee to outside counsel, experts, or other advisors to assist in the process of identifying and evaluating candidates. No such outside advisors were used during 2022, and, accordingly, no fees were paid to such advisors during 2022. Past practice has been for the Nominating Committee to seek recommendations for new directors from current directors, the CEO, and outside advisors.

The Real Estate Committee

The Real Estate Committee provides oversight, guidance, and strategic input into management plans and operations for development and entitlement of Company land. It reviews and either approves or recommends to the Board appropriate action on significant proposed real estate transactions and development pro formas and budgets. It reports regularly to the full Board with respect to its meetings.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents (including Attachment A to the Corporate Governance Guidelines, which constitutes the Company’s Independence Standards) are available on the Company’s web-site, www.tejonranch.com, in the Corporate Governance/Board of Directors section of the Investor Relations webpage, and are available in print form upon request to the Corporate Secretary, P.O. Box 1000, Tejon Ranch, California 93243.

SUCCESSION PLANNING

The Board, with the assistance of the Compensation Committee, oversees succession plans for the CEO and other senior executive officers. These plans relate both to succession in emergency situations and longer-term succession. As set forth in the Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee reviews the Company’s succession planning for senior executive officers at least annually. The CEO also provides the Board with input regarding these matters.

BOARD’S ROLE IN RISK OVERSIGHT

The full Board oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value, support the achievement of strategic objectives, and improve long-term organizational performance. The full Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company, and reviews the steps taken by management to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategic plan that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. As the Company’s assets and real estate projects are long-term in nature, the Board with input from management, evaluates both near-term and long-term risks associated with land development such as financing risks and changes to regulations that could negatively impact the Company. The full Board assesses risk throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic, cybersecurity and compensation risks. In addition to discussing risk with the full Board, the independent directors discuss risk management during executive sessions without management present.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s policies with respect to risk assessment and risk management; focuses on financial risk, including internal controls; and discusses the Company’s risk profile with the Company’s internal auditors. The Audit Committee reviews cybersecurity risks and periodic testing of cybersecurity from third-party consultants. Over the last three years, the Company has not experienced a material information security breach, therefore the Company has not incurred any expense related to a security breach. The Audit Committee also reviews potential violations of the Company’s Code of Ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk-taking. Finally, the Nominating Committee assesses the independence of directors and evaluates potential new

Board nominees, which allows it to limit the risk associated with having conflicted or otherwise inappropriate directors. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, and additional review or reporting on risks is conducted as needed or as requested by the Board and its committees.

The Compensation Committee has also reviewed the design and operation of the Company’s compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

ESG OVERSIGHT

The Board oversees the Company’s environmental, social, and governance (“ESG”) goals and objectives. Specific ESG topics are overseen by the Board committee generally responsible for the subject matter. For example, the Nominating Committee has oversight responsibility for the corporate governance aspects of ESG, the Compensation Committee has oversight of matters related to human capital management, and the Audit Committee generally oversees regulatory compliance matters such as health and safety. The Board continues to believe that it is the appropriate body to oversee the development and implementation of the Company’s ESG and sustainability efforts, which focus on the Company’s efforts to positively impact both people and planet.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for the following individuals who served as our principal executive officer, principal financial officer and the three other most highly compensated executive officers as of December 31, 2022. These individuals are our named executive officers (“NEOs”) for 2022.

Name	Title
Gregory S. Bielli	Chief Executive Officer
Allen E. Lyda	Chief Operating Officer/Chief Financial Officer
Robert D. Velasquez	Senior Vice President, Chief Accounting Officer
Hugh F. McMahon	Executive Vice President, Real Estate
Marc W. Hardy	Senior Vice President, General Counsel

Executive Summary

We are a diversified real estate development and agribusiness company committed to using our land and resources to meet the housing, employment, and lifestyle needs of Californians and create value for our shareholders through the monetization of our land-based assets and the continued expansion and development of our current operating assets.

Our strategy to create sustainable shareholder value is focused on:

•

Successful execution of business expansion within the Tejon Ranch Commerce Center (“TRCC”) master plan through development of commercial retail, industrial, and multi-family products through our own means or through joint ventures.

•

Advancing forward to develop the master planned communities of Mountain Village at Tejon (“MV”), Centennial at Tejon (“Centennial”), and Grapevine at Tejon (“Grapevine”) through successfully defending litigation against our entitlements, moving forward with the permitting process, and identifying capital funding sources for these communities. Each year we will continue to invest in these projects to protect our entitlement rights from opposition and the continuing change in state laws that often times restrict development.

•

Management of our other revenue producing assets to maximize operating cash flows. These revenue streams are created through mineral resources, farming, and commercial leases outside of TRCC to include communication leases and power generation leases.

Developing real estate assets in California through the entitlement stage to development is a multi-year process. Many of our real estate assets do not produce revenue at this stage and may take many years to begin producing revenue. For this reason, the realization of our Company’s full asset value will come only in future years. This dynamic in our business influences our executive pay program in several ways:

1)

Given the long-term nature of our assets, attracting and retaining talented executives oriented towards real estate development is particularly important to the long-term health of our business. We develop our peer group recognizing that the competitive market for talent primarily consists of companies that are farther along in the development process than we are. As such, those companies typically have higher revenue than our current revenue, so we use market capitalization as the primary metric.

2)

Our compensation program is oriented toward achieving specific milestone goals over 1-year and 3-year time periods that are intended to reward executives for progress towards the long-term development of our assets, rather than exclusively measuring to current financial results.

3)

The cyclical nature of some of our other revenue streams, particularly mineral resources, and farming, may require us to set financial targets in our incentive program that are lower than the prior year. Our financial targets are tied directly to the annual operating budget approved by the Board based on our best estimate of our financial performance for the year, taking in account our expectations for farming and mineral resource dynamics.

The chart below is a continuum of the real estate development process highlighting each project’s current status and key milestones to be met in moving through the real estate development process in California. The development process may be subject to delays arising from California’s complex regulatory structure and litigation environment. At each level of success, value is being created in each project due to the approvals received and to entitlement risks being removed and development approvals being achieved.

Real Estate Development Continuum

2022 Operational and Financial Results

Financial Results:

•

For 2022, net income attributable to common shareholders was $15,808,000 compared to net income attributed to common shareholders of $5,348,000 in 2021. Over the comparative period, commercial/industrial segment profits increased $16,636,000 resulting from the sale of three land parcels totaling 98.2 acres. Profits from the mineral resources segment increased by $1,198,000 as a result of greater oil and cement royalties. Lastly, the Company saw an increase in total other income of $1,501,000 as a result of an increase in interest income along with receiving excess distributions and recognizing long-term deferred gains associated with the Company’s former 18-19 West joint venture.

Operational Highlights:

•	Completed construction on a new 629,274 square foot industrial building that is 100% leased in a joint venture with Majestic Realty Co.

•

Finalized a joint venture with Majestic Realty Co. through a 27.88-acre land contribution to develop an approximately 446,000 square foot building to be completed by the end of 2024 that has been pre-leased to Sunrise Brands, a leading designer, producer, distributer, and retailer of branded and private label apparel

•	Sold 58 acres of land to a major multinational corporation for $22,000,000 for development of a distribution center

•	Sold 12.3 acres of industrial land located at TRCC-West for $4,680,000 to a third party for development of a smaller industrial product

Pay-for-Performance

Consistent with our pay-for-performance philosophy, Company performance in 2022 directly impacted incentive payouts for 2022, as follows:

•

Annual Cash Incentives. Increases in total revenue through real estate and water sales and gains from equity in joint ventures resulted in positive net income during 2022, which led to adjusted EBITDA, the annual corporate incentive bonus quantitative metric, at 204% of target. This metric is discussed further below under “Annual Incentive Plan.”

•

Annual Short-term Milestone Objectives. Short-term milestones that are critical to the achievement of the Company’s long-term growth objectives are generally identified each year. For 2022, there were three milestone objectives with two achieved at maximum levels and one achieved at the threshold level. More information is provided on these milestone objectives within the Annual Incentive Plan section.

•

2020-2022 Price-Vested Units. The NEOs met the 2020 price vesting unit price appreciation objectives at 141.55% of the target award level of $16.37. The target award level is determined by the stock price at grant ($14.13) times at CAGR of 5% over the 3-year term. Maximum award achievement is achieved at two times the grant price. The Price-Vesting Units are described in the Equity Compensation section. The grants associated with the 2020 price vesting units were paid out during January and March 2023. The number of stock units that vested in 2023 are identified in the footnotes to the Outstanding Equity Awards at 2022 Fiscal Year-End table that begins on page 55.

Compensation Philosophy and Practices

Overview

Our executive compensation program is designed to align with our strong pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives directly linked to the creation of shareholder value. The objectives of our executive compensation program are (i) to drive performance against critical strategic milestone goals designed to create long-term shareholder value through the enhancement of our land asset values and positive execution within TRCC and our other operating assets (ii) pay our executives at a level and in a manner that ensures Tejon Ranch is capable of attracting, motivating, and retaining top executive talent in order for us achieve our long-term strategic goals and recognize the full potential of our real estate assets.

Our compensation strategy is to provide a competitive opportunity for senior executives, taking into account their total compensation packages, which include a combination of base salary, an annual cash-based incentive bonus, and long-term performance-based and time-based equity awards.

Our long-term and short-term performance incentive plans are designed to reward the NEOs for success in moving projects forward along the real estate development continuum. Success in achieving these performance objectives is critical to the creation of value within our land assets. Due to the long-term nature of the real estate development process in California, the increase in value of land within our projects is not immediately recognized in stock market value largely due to the timing of revenue generation, which does not begin to occur until the execution phase of development operations. Therefore, we measure, and reward progress based on achievement of milestone related goals as a large component of our incentive program. We also measure success on annual EBITDA performance, because generating EBITDA allows us to fund our real estate development activities.

We view our long-term incentive program in three-year increments tied to the time period of our milestone grants, which we make every three years. Our performance milestones are tied to a variety of factors that will create long-term value for our shareholders such as planning and design, achievement of land entitlements, capital acquisition, successful defense of litigation against our entitlements, development of projects, and finally sales and leasing within the projects. The current three-year performance milestone period was from 2020 through 2022.

Overall Compensation Plan Design and Core Tenets

The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both financial and operational performance of the Company, the success of the Company in achieving real estate development milestones both entitlement oriented and execution oriented within TRCC, and the individual performance of each executive.

Our Executive Compensation Practices

WHAT WE DO	WHAT WE DO NOT DO

✓ Utilize multiple performance metrics in our incentive plans tied to our short- and long-term goals equity vehicles	Ó No tax gross-ups for executive officers on perquisites or change-in-control-related payments

✓ Employ objective short-term goals for the majority of our NEOs’ annual incentive opportunities	Ó No hedging of TRC stock

✓ Provide a majority of equity compensation opportunity through performance-based compensation elements	Ó No pledging of TRC stock

✓ Align a significant portion of long-term equity opportunity to project milestones that are linked to shareholder value creation	Ó No holding of TRC stock in margin accounts

✓ Maintain an executive compensation recovery (clawback) policy to ensure accountability	Ó No repricing or replacing underwater equity awards without stockholder approval

✓ Require executives and directors to own Company stock to reinforce the alignment of their interests with those of our shareholders	Ó No “single trigger” cash severance or stock grant vesting based solely upon the occurrence of a change in control.

✓ Utilize an independent compensation consultant who reports directly to the Compensation Committee	Ó No large bonus payouts without justifiable performance linkage

✓ Recognize an independent Chairman of the Board in our corporate governance structure	Ó No guaranteed annual incentive payout

✓ Provide an annual shareholder “say on pay” vote	Ó No timing of equity awards in coordination with the release of material non-public information

✓ Conduct an Annual Compensation Risk Assessment	Ó No Excessive perquisites

The Compensation Committee uses several components of pay that are linked to both our long-term and short-term performance in the executive compensation program, including long-term incentives, annual cash incentives, base pay, and benefits. The chart below illustrates the linkage between the vehicles of pay we use and our pay principles.

Pay Principals	Long–term Incentives	Annual Cash Incentives	Base Pay	Benefits
Total compensation should reinforce business objectives and values.	●	●	●	●

A significant portion of an NEO’s total compensation should be variable and based on company and individual performance.	●	●

Incentive compensation should balance long-term, intermediate, and short-term performance.	●	●

Incentive compensation should align the interests of NEO’s with shareholders.	●	●

Compensation should foster a culture of collaboration which shares focus and commitment to our Company	●	●

Compensation opportunities should be competitive.	●	●	●	●

A portion of compensation should provide NEOs with a stable predictable source of income and benefits.			●	●

2022 Executive Compensation Plan Framework

Our variable compensation consists of two programs: the annual cash incentive plan (“AIP”) and the long-term incentive plan (“LTIP”), which consists of performance-based and time-based equity vehicles.

Our AIP has three primary performance measures:

1.

Achievement of targeted adjusted EBITDA, which reflects our annual operating budget. For the evaluation of our NEOs we believe EBITDA is a good indicator of performance and cash generation based on the mix of our operations, which include real estate sales, leasing, and development within TRCC combined with the commodity businesses of farming and mineral resources.

2.	Achievement of annual corporate milestone goals, which are defined each year.

3.	Individual goals, which are defined each year.

Our LTIP consists of three equity vehicles:

1.

Project-related milestone grants are awarded once every three years and are tied to specific business objectives related to our real estate development strategy. The Compensation Committee believes that accomplishing these goals are paramount to creating value in our land assets, protecting the value of our land assets, and achieving our long-term real estate development goals. The value of the milestone grants are three times that of an award that would normally be granted every year. The performance milestone focus is on entitlement of and development execution of our master planned development projects, protecting and developing water assets, securing permits and mapping approvals, and financing for our real estate holdings. These milestone performance grants have specific defined goals that are a high hurdle to achieve given the environment the Company works within and are measurable and not subjective. This component of our LTIP delivers 35% of the CEO’s and 55% of the other NEOs’ long-term compensation opportunity over a 3-year period. Performance milestone grants for the three-year measurement period that began in 2020 are described in more detail below.

2.

Price-Vested Units are awarded annually and tied to stock price achievement. These grants vest at the end of three years based on stock price performance. This component of our LTIP delivers 15% of the long-term compensation opportunity.

3.

Time-vested restricted stock units are the final component of our LTIP. This element in the plan design recognizes the inherent risk in the approval of and development execution of large-scale land development and helps balance the performance orientation of our approach with the objective of retaining our executive team. Further, time vested restricted stock units underscore an ownership orientation on the part of our executives. The grants vest one-third each year for three years, subject to continued employment or service with us on each applicable vesting date. This component of our LTIP delivers 50% of the long-term compensation opportunity for the CEO and 30% of the long-term compensation for the other NEOs.

The Compensation Committee believes that the LTIP reflects the value creation process inherent in large-scale land development by first identifying projects, securing complex entitlements, managing litigation, mapping projects, and then developing the projects to maximize financial returns. Please refer to earlier graphic describing the land entitlement and development process within California and its many steps that make the state’s process unique.

The CEO’s equity awards for the 2020-2022 long-term incentive plan measurement period were intended to cover three years of grants for each equity award vehicle. The Compensation Committee will not make additional awards to the CEO during this three-year period and, as a result, the CEO did not receive any new equity grants during 2022.

2022 Advisory Vote on Executive Compensation

We hold a say-on-pay advisory vote on executive compensation annually. Accordingly, at our 2022 annual meeting, we provided shareholders with the opportunity to cast a non-binding vote on a proposal regarding the compensation of our named executive officers for the year ended December 31, 2021. At the 2022 Annual Meeting of shareholders, we received an 89% approval rate on our say-on-pay advisory vote, which we interpreted as meaningful support of our executive compensation program and affirmation of certain changes made to the program in recent years in response to shareholder feedback. As such, we did not make any changes to our compensation program directly as a result of the say-on-pay vote.

Our compensation programs are designed to support our business model, which is oriented towards long-term development of our real estate assets. The Compensation Committee believes our executive compensation program and incentive structure largely supports this goal.

How We Determine Executive Compensation

The Role of the Compensation Committee in Setting Compensation

The Compensation Committee completes a review each year of our compensation plan to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance. Although the Compensation Committee reviews Peer Group data each year, relevant industry market data, and input from our compensation consultant as it determines compensation plans, other considerations are considered. Market data alone does not reflect the strategic value of various roles within our Company. Other considerations when making pay decisions for NEOs include individual experience, sustained performance, historical pay, and realized and realizable pay over three-year periods.

The Compensation Committee is (and was at all times during 2022) composed entirely of independent directors. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings.

The Compensation Committee independently reviews and establishes the compensation levels of the Chief Executive Officer; it also annually reviews the performance of the Chief Executive Officer and discusses his performance with him. At the beginning of the year, the Chief Executive Officer works with the Compensation Committee to establish his goals and objectives to be evaluated throughout the year. The Compensation Committee or Board of Directors, upon recommendation from the Compensation Committee, who receives input and advice from its independent compensation consultant, approve the compensation of our CEO. For the remaining executive officers, the Chief Executive Officer makes recommendations as to compensation levels, including grants of equity awards, for final approval by the Compensation Committee.

The Role of the Compensation Consultant

The Compensation Committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the Compensation Committee in making annual compensation decisions. Since 2018, Semler Brossy Consulting Group, LLC (“Semler Brossy”), has been engaged by the Compensation Committee each year to provide industry compensation data, and to provide the Compensation Committee with advice regarding NEOs’ compensation, including base salaries, annual incentive pay and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The Compensation Committee has also consulted with Semler Brossy to update the peer company compensation data on an annual basis and address specific questions that arise as the committee fulfills their responsibilities as outlined in the compensation committee charter. The advisor provides support in addressing changes in trends and best practices for executive compensation, incentive, and equity and/or other best practices that are requested by the Compensation Committee, in order to help inform the Compensation Committee’s decisions.

Semler Brossy reports directly to the Compensation Committee, which maintains the authority to direct Semler Brossy’s work and engagement. Semler Brossy interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Semler Brossy attends compensation committee meetings, and the Compensation Committee and Semler Brossy meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.

In assessing Semler Brossy’s independence from management in providing executive compensation services to the Compensation Committee, the Compensation Committee considered that Semler Brossy is only engaged by, takes direction from, and reports to, the Compensation Committee for such services and, accordingly, only the Compensation Committee has the right to terminate or replace Semler Brossy as its compensation consultant at any time. The Compensation Committee also analyzed whether the work of Semler Brossy as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

• the provision of other services to our company by Semler Brossy and its affiliates;
• the amount of fees we paid to Semler Brossy and its affiliates as a percentage of Semler Brossy’s total revenue;
• any business or personal relationship of Semler Brossy or the individual compensation advisors employed by it with any executive officer of our company;
• any business or personal relationship of the individual compensation advisors with any Compensation Committee member;
• Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; and
• any ordinary shares of our company owned by Semler Brossy, or the individual compensation advisors employed by it.

The Compensation Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to our company has not created any conflict of interest.

Compensation Risk Assessment

As part of its risk assessment process, the Compensation Committee reviewed material elements of executive and non-executive employee compensation. The Compensation Committee concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company. The structure of our compensation program for NEOs does not incentivize unnecessary or excessive risk-taking. The base salary component of compensation does not encourage risk taking because it is a fixed amount. The incentive plan awards have the following risk limiting characteristics:

✓ Annual incentive awards for each NEO are limited to the fixed maximum specified in the incentive plan. Cash awards under the annual incentive plan are limited to 150% of the target cash award.

✓ Annual incentive awards are based on a review of a variety of performance factors, thus diversifying the risk associated with any single aspect of performance, while amounts received from performance stock awards are based on Company results rather than an individual executive officer’s performance

✓ The variable compensation program places a greater weight on long-term pay opportunity as compared to short-term opportunity.
✓ The annual incentive plan allocates the highest weighting on overall corporate performance.
✓ Stock awards are not tied to formulas that could focus our NEOs on driving specific short-term outcomes.

✓ The Compensation Committee, which is composed of independent members of our Board, approves final incentive plan cash and stock awards in its discretion after reviewing executive and corporate performance.

✓ All incentive awards are subject to our clawback policy.
✓ The majority of long-term value is delivered in shares of the Company with a multi-year vesting schedule, which aligns the interests of our NEOs to the long-term interests of shareholders.
✓ NEOs are subject to our executive stock ownership requirements.

Market Comparison Review—2022 Peer Group

Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, the Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee reviews market data for each executive officer’s position, compiled by Semler Brossy, including information relating to the mix and levels of compensation for executive officers in the real estate industry, with a focus on total direct compensation. In order to recruit and retain the executives we need to successfully manage and monetize our assets; we compare compensation to companies with greater current revenues when compared to our Company. To this point, we consider market capitalization the strongest metric to orient our peer group size around rather than revenue, as market capitalization more accurately reflects the long-term value of our assets than revenue. We view real estate development peers with larger revenue as peers whose assets are further along in their lifecycle than our current assets, which in turn makes them our strongest competitors for talent.

Although the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on market comparisons or industry practices, the Committee believes that information regarding pay practices at other companies is useful in three respects. First, marketplace information is one of the many factors that the Compensation Committee considers in assessing the reasonableness of total compensation. Second, it recognizes that our compensation practices must be generally competitive for executive talent in the real estate, land development, and agriculture industries and the market overall. Third, it recognizes that marketplace information reflects emerging and changing components and forms of compensation. While the Compensation Committee considers peer compensation levels and practices when making its compensation decisions, it does not target total compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies.

Each year, the Compensation Committee, with guidance from our compensation consultant, evaluates the composition of our peer group. The goal is to identify companies that are engaged in real estate development activities and are appropriate for comparison purposes based on business activities, revenues, and market capitalization. As an example, in 2021 during the peer group review the Compensation Committee elected to remove the two largest peers in terms of market capitalization, Cousins Properties and First Industrial Realty Trust, due to their market capitalization size. During 2022, the Compensation Committee made no changes to the peer group.

At this time, the Compensation Committee believes that market capitalization is a more appropriate criterion for comparison to peer companies than business activities and revenues, considering that our primary assets remain under development and are not yet producing their full revenue potential. Generally, our peer companies have monetized the majority of their real estate assets and, therefore, have higher revenues and market capitalization, by comparison to our Company.

The 2022 peer group is shown below:

Agree Realty	Kite Realty Group
Alexander & Baldwin	Limoneira
Alico	One Liberty Properties
BRT Apartments Corp	Retail Opportunity Investments
CTO Realty Growth Inc.	Saul Centers
Five Point Holdings	St. Joe Co.
Forester Group	Stratus Properties

Factors Used in Determining Executive Compensation

Our Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each NEO, using the Compensation Committee’s professional experience and judgment. The Compensation Committee’s pay decisions are not driven by a particular target level of compensation based on market data, and the Compensation Committee does not otherwise use a formulaic approach to setting executive pay. Instead, the Compensation Committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The figure below reflects the factors the Compensation Committee considers in determining and approving the amount, form and mix of pay for our NEOs.

• Company performance
• Each NEO’s criticality to the business
• CEO’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience
• Internal pay equity
• The need to attract and retain talent
• Aggregate compensation cost and impact on shareholder dilution
• Each NEO’s total direct compensation and equity ownership
• Semler Brossy’s recommendation on compensation policy, design, and structure
• Shareholder feedback
• Each NEO’s past performance
• Independent judgement of members of compensation committee

Key Components and Design of the Executive Compensation Program

Elements of Compensation

The Compensation Committee seeks to create a compensation plan that is balanced in its use of short-term and long-term compensation elements in order to align management’s incentives with the long-term interests of our shareholders and the development of our land assets. In developing the compensation plan, the Compensation Committee seeks to be aware of changing economic and industry conditions, as well as changing compensation trends. Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking, and to preserve our cash resources, the majority of the NEOs’ total direct compensation package is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long-term incentive awards, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.

To achieve these objectives, the plan uses a variety of compensation elements as described below.

Compensation Component	Purpose	Key Features
Base Salary	• Provides fixed level of compensation that is competitive within our industry and reflective of the skills and experience required to be successful in fulfilling the role	• Fixed level of cash compensation • Amounts reviewed and determined annually, and are generally effective by January 1 each year

Annual Incentive Bonus	• Provides financial incentives to achieve key corporate objectives that are aligned with our business strategy • Rewards NEOs for individual contributions to our corporate achievements

•  Cash compensation under the performance bonus plan, which is “at-risk” because it is dependent upon achievement of preestablished corporate performance objectives

•  Target bonuses reviewed and determined annually

•  Actual bonuses paid after the end of each year, based on the extent corporate goals are attained as determined by the Compensation Committee

Long-Term Incentive Compensation

•  Promote the achievement of our long-term financial goals and development milestone goals to create value by aligning NEO and shareholder interests, promoting NEO retention, and rewarding NEOs for performance over time

•  Long-term incentive compensation is in the form of performance shares, price-vested units, and time-vested awards

•  The payout of performance shares is based on the achievement of targets set by the Compensation Committee

•  Price-vested units are tied to appreciation of stock price.

•  Performance period for performance shares and price-vested units is three years

•  Time-vesting awards vest equally over three years

Pay Mix Analysis

The target mix of total direct compensation elements for our CEO and NEOs, as a percentage of total compensation, is set forth in the tables below. We show a three-year period to account for the granting of project milestone equity performance grants in 2020, which are intended to cover the three years ending 2022. A significant percentage of our compensation is delivered in the form of variable cash and equity, with over 50% of our CEOs target compensation provided through equity incentives.

1.	Three-year measurement period is based on 2020 target compensation.

Base Salaries

When establishing base salaries, the Compensation Committee considers each NEO’s performance of his role and responsibilities and, to the extent useful, the range of compensation of comparable executives in our peer group. The Compensation Committee believes that compensation objectives are effectively met when a majority of an executive’s compensation is composed of performance-based bonuses and long-term incentive compensation, rather than fixed compensation such as base salaries. We believe that having the overall compensation emphasis on long-term equity incentives instead of short-term fixed compensation better aligns management with shareholders.

The Compensation Committee approved the following base salaries for our NEOs for 2022:

Name	2021 Annual Base Salary	2022 Annual Base Salary	2021-2022 Base Salary Percent Increase
Gregory S. Bielli	$721,000	$721,000	0%
Allen E. Lyda	$371,315	$382,455	3.0%
Robert D. Velasquez	$281,139	$285,356	1.5%
Hugh F. McMahon	$279,239	$287,616	3.0%
Marc W. Hardy	$275,000	$279,125	1.5%

When granting the salary increases for 2022 for the NEOs, the Compensation Committee, along with the Chief Executive Officer except in regard to his own salary, performed an annual review of each of the NEOs’ salaries. This review, and the resulting salary increases, considered several factors, including peer group information, the market for similar job functions, the economic environment, job performance, and changes in job responsibilities.

Annual Incentive Plan

Our practice is to award annual incentive bonuses based upon the achievement of performance objectives established at the beginning of each year.

The attainment of each year’s quantitative financial goals for each of the NEOs is uncertain and is dependent upon factors such as real estate sales and leasing programs, the timing of entitlement activities for our developments, and the uncertainty inherent in our farming and mineral operations due to the commodity nature of the products we produce and the fact that we do not know the production each year or the ultimate price we will receive for our products each year. The achievement of individual objectives tied to land entitlement, development, litigation settlement, and conservation efforts is highly dependent on working with groups outside of the Company, such as government agencies, local county planning departments, and environmental resource groups, all of which make the timing of achieving specific steps in the process very complicated. Accordingly, goal achievement under the annual bonus plan is not guaranteed.

The following chart provides the performance level weightings for the Chief Executive Officer and the other NEOs.

	Gregory S. Bielli Chief Executive Officer	Allen E. Lyda Chief Operating /Financial Officer	Robert D. Velasquez SVP Chief Accounting Officer	Hugh F. McMahon EVP Real Estate	Marc W. Hardy SVP General Counsel
	Corporate Quantitative Measurements
Adjusted EBITDA	40%	40%	40%	40%	40%

Total Corporate Quantitative Measurements	40%	40%	40%	40%	40%
	Corporate Short-Term Objectives
Enter into a joint venture to develop TRCC multifamily project and begin construction fourth quarter of 2022	14%	14%	14%	14%	14%
Select a joint venture partner or determine to develop in-house a 350,000 square foot speculative building by end of third quarter of 2022	14%	14%	14%	14%	14%
Complete and lease 50% of new 630,000 square foot speculative building by the end of the fourth quarter of 2022	12%	12%	12%	12%	12%

Total Corporate Short-Term Objectives	40%	40%	40%	40%	40%
	Individual Quantitative/Qualitative Measurements
Individual Objectives	20%	20%	20%	20%	20%

Total Individual Quantitative/Qualitative Weighting	20%	20%	20%	20%	20%

Total Weighting	100%	100%	100%	100%	100%

Generally, the Chief Executive Officer’s individual objectives are tied to land entitlement, outreach in support of entitlement, execution of development, capital formation, and conservation goals as well as operational, strategic planning, and staffing objectives. The individual objectives for the other NEOs are generally related to land entitlement, development, and operational goals that support the achievement of corporate development and financial goals.

The annual incentive plan is structured, and bonus levels are determined based upon the level of achievement of threshold, target, and maximum performance of quantitative and qualitative objectives. If achievement of a performance objective is below threshold, no incentive bonus is earned for that objective, and if achievement is greater than maximum, the maximum bonus level is earned. The Chief Executive Officer and the other NEOs have different cash incentive opportunity levels, which are expressed as a percentage of their respective base salaries. The target bonus levels expressed as percentage of base salary are reviewed along with information provided by our independent compensation consultant.

The threshold, target, and maximum levels (expressed as a percentage of base salary) of each NEO’s annual incentive opportunity are outlined below.

	Threshold	Target	Maximum
Gregory S. Bielli, Chief Executive Officer	62.50%	125.00%	187.50%
Allen E. Lyda, Chief Operating/Financial Officer	45.00%	90.00%	135.00%
Robert D. Velasquez, SVP, Chief Accounting Officer	25.00%	50.00%	75.00%
Hugh F. McMahon, EVP, Real Estate	35.00%	70.00%	105.00%
Marc W. Hardy SVP, General Counsel	30.00%	60.00%	90.00%

Quantitative Financial Goal – Corporate

We measure adjusted EBITDA as an indicator of our financial performance relative to budget and our ability to generate cash within our operating segments. Our definition of adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, abandonment charges, and non-cash stock compensation. We believe adjusted EBITDA provides a good indicator of management’s creation of operating cash, which is critical to the funding of our development efforts and reinvestment in our operating activities. We believe EBITDA is a better indicator of financial success versus GAAP Net income since the Company has significant non-cash expenses each year. The following table outlines adjusted EBITDA results for 2022. Adjusted EBITDA for compensation purposes includes only company specific operations and not the add back of our share of unconsolidated joint venture depreciation, amortization, and interest expense. Therefore, this number is different from the numbers shown in the 2022 Annual Report on Form 10-K, Non-GAAP measures.

Quantitative Goal	2021	2022 Threshold	2022 Target	2022 Maximum	2022 Actual	% of Target
Adjusted EBITDA*	$17,971,000	$11,060,000	$14,746,000	$22,119,000	$30,074,000	203.95%

The adjusted EBITDA target is set based on the Company’s 2022 business plan and operating budget. The Compensation Committee uses data from each year’s annual budget because it reflects what the Company believes will happen in the coming year based on an analysis of the commodity markets, we operate in, anticipated weather patterns that impact our agricultural operations, and the unevenness of sales/leasing activity within TRCC.

The budgeted target goal for 2022 was less than the prior year actual due largely to a 2021 land sale transaction within TRCC involving the sale of land that was held in a joint venture, which was a one-time event. The table below reflects actual achievement shown in the format used by the Company internally to measure NEOs performance compared to the approved 2022 operating budget

*Adjusted EBITDA Actual 2022 Calculation (non-GAAP):
Income before income tax	$23,203
Interest, net	(634)
Depreciation and amortization	4,628
Stock compensation expense	2,877

Total Adjusted EBITDA	$30,074

Short-Term Milestone Objectives – Corporate

Annual short-term milestone corporate objectives are generally those items identified each year that are critical to successfully moving forward the Company’s long-term objectives related to land entitlement and development execution within our four development projects.

For 2022 the short-term objectives were as follows:

•

Enter into joint venture for the development of TRCC multi-family project and begin construction fourth quarter of 2022. (35% weighting). The achievement of this objective was critical to the success of our development goals within TRCC by allowing multi-family development within the project. This allows us to include a housing element into TRCC to support job and value creation through continued growth of commercial and industrial development. This project will also provide other ancillary benefits to TRCC such as support of local restaurants, hotels, the outlet center, and local convenient stores. A joint venture was entered into during the first half of 2022, however due to increasing construction costs the project has not begun. Objective was accomplished at threshold because construction has not begun.

•

Select a joint venture partner or determine to develop in-house a 350,000 square foot or larger speculative industrial building by end of third quarter 2022. (35% weighting). This objective is important to the continued growth of industrial product and absorption of land within TRCC, which allows for future value creation through lease revenues and increases in land values. A new joint venture was entered into during the first quarter of 2022 for the development and ownership of a 450,000 square foot building. Objective was determined accomplished at maximum achievement during the first quarter of 2022.

•

Complete construction of 630,000 square foot building and lease 50% of building by the end of the fourth quarter of 2022. (30% weighting). Building successfully completed and 100% leased during the third quarter of 2022. The successful development and leasing of this building provides additional market support to continue forward with our industrial building development plans. The successful development of land in TRCC allows for future revenue creation and growth in land values. Objective was determined accomplished at maximum achievement during the third quarter of 2022.

Individual Performance Objectives

In addition to the goals described above, the annual incentive award for the CEO and each NEO are also subject to individual performance objectives. The CEO’s individual performance objectives are proposed by the CEO and agreed upon and approved by the Compensation Committee. These objectives are tied to business development and organizational goals that move the Company forward in achieving its long-term objectives. Individual goals for our CEO in 2022 specifically related to:

•	leading and directing a ranch-wide strategy to facilitate future successful entitlement of our development projects, implementation of strategic business plans for master planned communities,

•	overseeing implementation of business plans for TRCC with a focus on execution, and expansion of product,

•	succession planning for key positions

•	guiding organization to successfully achieve budget estimates and development in cost efficient ways

Based on the assessment against his individual goals and Company’s success throughout the year in moving development forward within TRCC through successful industrial development, moving forward the multi-family component, and a very successful financial year, the Compensation Committee determined that the CEO’s individual performance was between target and maximum achievement level.

The other NEOs individual performance goals are generally tied to individual areas of responsibility, which focus on both short-term and long-term goals (including improving operational efficiencies and achieving short- term financial milestones and other goals with respect to the Company’s long-term business strategy related to land entitlement, project development, operations activity expansion, and conservation). Generally, the qualitative goals covered:

• Coordination and management of litigation and settlement strategies involving Centennial
• Guiding the Company in working with various government agencies as a part of the permitting process
• Management of water resources and development of groundwater sustainability plans
• Expansion of TRCC infrastructure facilities in support of future industrial, commercial retail, and multi-family absorption
• Management of joint venture operations
• Meeting implementation dates related to farm developments
• Analysis of future staffing requirements to meet near-term and long-term needs as the Company moves forward with its land entitlement and development plans

The CEO and the Compensation Committee evaluate the success of the other NEOs in meeting their individual performance objectives, with final approval provided by the Compensation Committee. The Chief Executive Officer and the Compensation Committee note whether each objective was accomplished in the time frame designated and if the outcome achieved was as specified in the original objective. The individual payouts as a percentage of target are shown in the table below.

2022 Performance Achievement

The following chart provides a breakdown of 2022 annual incentive award measurement by performance measurement category and the total 2022 incentive award as a percentage of salary. Final award measurement for the NEOs reflects actual results.

Weighted Measures	Gregory S. Bielli - Chief Executive Officer	Allen E. Lyda - EVP-Chief Operating/ Financial Officer	Robert D. Velasquez - SVP Chief Accounting Officer	Hugh F. McMahon - EVP Real Estate	Marc W. Hardy - SVP General Counsel
	Corporate Quantitative Measurements
Adjusted EBITDA	40.00%	40.00%	40.00%	40.00%	40.00%
Results as % of Target	150.00%	150.00%	150.00%	150.00%	150.00%

Weighted Total (1)	60.00%	60.00%	60.00%	60.00%	60.00%

	Corporate Short-Term Objectives
Blended Short-Term Objectives	40.00%	40.00%	40.00%	40.00%	40.00%
Results as % of Target	115.00%	115.00%	115.00%	115.00%	115.00%

Weighted Total (1)	46.00%	46.00%	46.00%	46.00%	46.00%

	Divisional Quantitative / Qualitative Measurements:

Individual Objectives	20.00%	20.00%	20.00%	20.00%	20.00%
Results as % of Target	124.00%	107.09%	103.75%	105.83%	62.08%

Weighted Total (1)	24.80%	21.42%	20.75%	21.17%	12.42%

	Total
Total Incentive Award as a Percentage of Target	130.80%	127.42%	126.75%	127.17%	118.42%

Total Incentive Award as a Percentage of Salary (2)	163.50%	114.68%	63.38%	89.02%	71.05%

1)	Weighted total is calculated as the performance objective times the performance achievement factor.

2)	Total incentive award as a percentage of salary is determined using 2022 Annual Base Salary.

Equity Compensation

The Compensation Committee believes that the long-term value of the Company will be driven by the execution of its long-term strategies. Accordingly, Tejon uses long-term equity incentives to align senior management’s interests with shareholders’ interests. The Compensation Committee believes that management should own stock and that teamwork among the management group is important in meeting business goals. Therefore, long-term milestone incentives are goal-based, with common performance measures for all participants to encourage teamwork.

Long-Term Equity Compensation Vehicle	Grant Frequency	CEO Weighting	Other NEO’s Weighting	Vesting	Purpose
Performance Related Milestone Grants	Every three years	35%	55%	Cliff vesting at the end of the three- year period	To tie equity compensation to longer-term real estate development milestones
Price Vesting Units	Every three years – CEO Annually – other NEO’s	15%	15%	Cliff vesting at the end of the three- year period	To measure and tie equity compensation opportunity to stock price appreciation
Time-Vested Restricted Stock	Every three years – CEO Annually – other NEO’s	50%	30%	Three-year annual vesting	To encourage share ownership and retention of executives

When granting shares whether the shares are performance or time vested, the Company’s practice is to determine annually a dollar amount of equity compensation to be provided, and to grant a number of Price vested units and time vested shares that have a fair market value equal to that amount on the date of grant.

The CEO’s equity awards for the 2020-2022 long-term incentive plan measurement period were intended to cover three years of grants for each equity award vehicle. The Compensation Committee did not make any additional awards to the CEO in 2021 or in 2022.

At the end of 2019, the Board of the Company, on the recommendation of the Compensation Committee,

approved the 2020-2022 performance milestone measurement objectives that will be used to measure the vesting of the 2020-2022 performance milestone grants. The objectives are:

Milestone 1.

Complete a sale of an asset or other capital generating or liquidity event that generates at least $100 million in proceeds (if a combination of sources, not more than 50% from debt sources) to the Company for use in TRCC, Mountain Village, Centennial or as the Board of Directors deems appropriate. The achievement of this goal is extremely important to providing the capital necessary to continue execution at TRCC and move to the execution phase of development for the other projects just identified. For the 2020 – 2022 measurement period, this milestone was not achieved, but efforts remain ongoing to complete.

Milestone 2.

Successfully re-entitle the Grapevine project and complete California Environmental Quality Act (“CEQA”), litigation stage within Superior Court by the end of 2022. Goal achievement is essential to moving this project forward through the permitting and mapping process and preparation for future development. Current status is that on January 22, 2021, the Superior Court ruled in favor of the Company and Kern County on all issues and directed the Company and Kern County to prepare a final judgement reflecting its ruling in favor of the Company. The court entered a final judgement and plaintiff did not appeal decision. Based on this outcome this performance milestone has been achieved.

Milestone 3.

Successfully complete CEQA litigation stage within Superior Court for the Centennial project by the end of 2022. Centennial is our development in Los Angeles County and success in this litigation will allow us to move forward with mapping and permitting efforts to further de-risk this project for future development. Originally, two CEQA lawsuits were filed against the Centennial project by the Center for Biological Diversity (“CBD”)/California Native Plant Society (“CNPS”) and Climate Resolve. As noted earlier the Climate Resolve litigation has been settled and lawsuit has been dismissed. The CBD/CNPS lawsuit is still active. See our 2022 Annual Report on Form 10-K, Footnote 14, Commitments and Contingencies for additional information regarding the CBD/CNPS lawsuit. After discussion within the Compensation Committee, it was determined that Milestone 3 of the three-year performance milestone program has been accomplished. The Compensation Committee reviewed the entire set of actions/accomplishments of the management team during the extended litigation process (multiple hearings, extended settlement negotiations with plaintiffs, actual settlement with one plaintiff to address greenhouse gas (“GHG”) and wildfire issues that led to the dismissal of that portion of the case with prejudice and an additional settlement in litigation implicated in the Centennial entitlements) and determined this milestone was substantially accomplished based on the original intent of the objective.

Shares associated with the above performance milestones were granted in March 2020 with a target measurement date of December 31, 2022. These shares cliff vest at the end of three-year performance period based on performance and are either achieved or forfeited. As discussed above, Milestone 1 was not achieved and Milestones 2 and 3 were achieved. The following table identifies the target shares granted in 2020 and actual shares that vested in 2022:

	Target Shares	Actual Shares
Gregory S. Bielli	153,574	76,788
Allen E. Lyda	63,145	42,097
Robert D. Velasquez	31,873	21,249
Hugh F. McMahon	47,487	31,658
Marc W. Hardy	-	-

During 2022, price-vested units that are tied to stock price appreciation over the three-year period 2022-2024 were granted. For measurement purposes target achievement represents a 5% CAGR from the grant price and maximum payout is two times the grant price upon the measurement date at the end of 2024. Grant date price was $17.65 resulting in a target share price of $20.43.

	Target Value	Target Shares
Gregory S. Bielli *	$-	$-
Allen E. Lyda	$86,044	4,875
Robert D. Velasquez	$42,801	2,425
Hugh F. McMahon	$64,705	3,666
Marc W. Hardy	$41,866	2,372

*	The CEO’s 2020 grant represented three years’ worth of price-vested units and the Compensation Committee determined not to make additional awards to the CEO during the subsequent three-year period.

Benefits and Perquisites

Retirement Plans

The Compensation Committee believes that retirement programs are important to the Company’s talent retention, as they contribute to the Company’s ability to be competitive with its peers. Generally, our employees are eligible to participate in a 401(k) plan. Additionally, many of our employees, including the Chief Operating/Financial Officer, and our Executive Vice President of Real Estate, are eligible to participate in a defined benefit pension plan maintained by Tejon. In addition, our Chief Operating/Financial Officer participate in a supplemental executive retirement plan, or SERP. Based on their hiring dates, the Chief Executive Officer, the Chief Accounting Officer, and our Senior Vice President and General Counsel are not eligible to participate in the pension plan or SERP, both of which were frozen for entrance as of February 1, 2007. Additionally, during 2017, both the pension plan and SERP were frozen as to the accrual of future benefits.

The NEOs may elect to defer cash and equity-based compensation payable to them pursuant to the Company’s nonqualified deferred compensation plan. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis. Cash amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds. Stock awards deferred into the plan can be converted to cash or kept in the Company’s stock. All participants to date have only deferred stock awards and have maintained stock in the plan. The Company does not provide a match on executive deferrals under the nonqualified deferred compensation plan.

Change in Control Benefits

The Compensation Committee believes that our shareholders’ interests will be best served if the interests of executive management are aligned with them, and that providing management with change in control benefits supports that objective by focusing executives on shareholder interests when considering strategic alternatives. Change in control benefits, as provided in a change in control agreement with selected NEOs, are only provided upon a termination of employment without cause or a resignation for good reason in connection with a change in control. None of the agreements with our NEOs or other compensation plans, or any other arrangements with employees, provide for a gross-up payment or reimbursement for excise taxes that could be imposed on the executives. Equity awards are “double trigger” and have accelerated vesting only upon a change in control and termination of employment without cause or a resignation for good reason in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change in Control table on page 59 of this Proxy Statement for a more detailed description and an estimate of the value of these benefits.

In addition to the foregoing change in control severance benefits, the NEOs who participate in the pension plan and SERP will also continue to be entitled to any existing benefits thereunder as determined in accordance with the terms of the applicable plan.

Separation or Severance Benefits

In some circumstances, the Compensation Committee believes it is in the Company’s best interest to provide a severance benefit in order to provide a smooth transition period for the Company when an executive leaves, even if the Company does not have a contractual obligation to provide any payments or benefits upon separation. Separation benefits in the form of salary continuation and health benefits may be provided to departing executives on a case-by-case basis. These benefits have historically endured for approximately one year. A more detailed description of separation benefits payable to our NEOs is included below under “Fiscal Year 2021 Potential Payments Upon Termination or Change in Control” beginning on page 60 of this Proxy Statement.

Unless the Compensation Committee determines otherwise, if an NEO’s employment with the Company is terminated for any reason, including death or disability, prior to vesting of all or any part of a restricted stock award or performance unit award, the NEO will forfeit to the Company the portion of the award that has not vested.

Perquisites and Other Personal Benefits

The Compensation Committee reviews annually the perquisites that NEOs receive. The primary benefits for the NEOs are Company-provided vehicles and related maintenance. In addition, the Chief Executive Officer receives additional life insurance in excess of the insurance that is part of the Company’s broad-based life insurance policy. This additional insurance supplement is necessary to provide the same three-times salary benefit that other employees receive. These benefits are provided to attract and retain highly qualified executives, and because executives often place a higher value on these benefits relative to cost to the Company as compared to increases in cash compensation. In addition, the automobile benefit is provided to executives as well as other Company employees because the Company’s location and the size of the Company’s property necessitate extensive car travel.

Senior management participates in the Company’s other benefit plans (including medical, dental and life insurance plans) on the same terms as other employees.

Additional Compensation Information

Clawback Policy

The Company has a policy requiring a fixed course of action with respect to compensation adjustments following restatements of our financial statements. In the event that our Board determines there has been a restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will review all incentive payments that were made to executive officers and all performance-based equity awards granted to executive officers that were vested in each case, on the basis of having met or exceeded such performance targets in grants or awards made during the three full fiscal years prior to the filing of the Current Report on Form 8-K announcing the restatement.

If such payments and/or vesting would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company’s shareholders such payments to and/or equity awards held by executive officers who are found personally responsible for the material restatement, as determined by the Board, by requiring such executive officers to pay such amounts to the Company by set-off, by reducing future compensation, or by such other means or combination of means as the Board determines to be appropriate.

The Company intends to update the clawback policy as necessary to comply with listing standards adopted by the New York Stock Exchange implementing the SEC’s recently finalized Exchange Act Rule 10-D-1.

Stock Ownership Guidelines

The Company’s stock retention guidelines are as follows:

Position	Stock Multiple
Chief Executive Officer	5.0 x Base Salary
Chief Operating/Financial Officer	3.0 x Base Salary
Other NEOs	2.0 x Base Salary

All NEOs are expected to make reasonably steady progress toward these ownership guidelines each year. As of the filing of the 2023 Proxy Statement the Chief Executive Officer, the Chief Operating/Financial Officer, the Executive Vice President of Real Estate, and the Senior Vice President, Chief Accounting Officer have met the stock ownership guidelines. The Senior Vice President, General Counsel has until 2026 to meet the above guidelines.

Securities Trading Policies and Limitations

The Company has a policy that prohibits executive officers and directors from trading in Company stock while in the possession of material nonpublic information. The Company also maintains a non-trading period connected to year-end and quarter-end financial reporting periods. Executive officers and directors are also prohibited from trading in options, puts, calls, or other derivative instruments related to the Company’s stock. They are also prohibited from purchasing stock on margin, borrowing against the Company’s stock held in a margin account, or pledging stock as collateral for a loan.

The Company also maintains an Insider Trading Policy, under which directors, executive officers, and employees—and their designees—are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities that were granted to the employee or director by the Company as compensation or that are held, directly or indirectly, by the employee or director.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, annual compensation paid to covered employees in excess of $1 million dollars will not be deductible (other than in the case of certain arrangements in place as of November 2, 2017). While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.

Compensation Committee Interlocks and Insider Participation

Directors Betts, Fuller, Metcalfe, Morgan, Stack, and Tisch served on the Compensation Committee during 2022. No member of the Compensation Committee is or has been an officer or employee of the Company, or has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. This report is provided by the following independent directors, who comprised the Compensation Committee for 2022.

Steven A. Betts (Chairman),

Jean L. Fuller *,

Norman J. Metcalfe (Ex Officio),

R. Frawn Morgan,

Geoffrey L. Stack,

Daniel R. Tisch

*	Ms. Fuller is not standing for re-election at the 2023 Annual Meeting.

Fiscal Year 2022 Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid to each of the NEOs for the fiscal years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	(2) Non-Equity Incentive Plan Compensation ($)	(3) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(4) All Other Compensation ($)	Total ($)
Gregory S. Bielli	2022	721,000	—	—	1,178,835	—	12,052	1,911,887
Chief Executive Officer	2021	721,000	—	—	1,135,670	—	15,629	1,872,299
	2020	653,333	—	6,200,000	778,066	—	17,853	7,649,252
Allen E. Lyda	2022	382,455	—	258,149	438,580	—	15,245	1,094,429
Chief Operating/ Financial Officer	2021	371,315	—	250,636	421,107	—	9,966	1,053,024
	2020	336,467	—	1,135,579	282,018	283,702	8,355	2,046,118
Hugh F. McMahon	2022	287,616	—	194,132	256,026	—	13,116	750,890
Executive Vice President, Real Estate	2021	279,239	—	188,496	246,309	—	22,475	736,519
	2020	253,032	—	853,984	163,057	82,711	11,539	1,364,323
Robert D. Velasquez	2022	285,356	—	128,404	180,844	—	16,778	611,382
Senior Vice President, Chief Accounting Officer	2021	281,139	—	126,511	164,305	—	14,210	586,165
	2020	254,753	—	573,196	117,262	—	13,993	959,204
Marc W. Hardy	2022	279,947	—	125,597	198,318	—	3,576	607,438
Senior Vice President, General Counsel	2021	179,044	—	—	108,853	—	6,112	294,009

1.

The figures in this column represent equity awards for the Chief Executive Officer and for the other NEOs as follows: (i) grant date fair value of time-based grants; (ii) the grant date fair value of the price-vested units; and (iii) 2020-2022 performance milestone grants (granted in 2020). For the 2020-2022 long-term incentive plan measurement period the CEO’s 2020 equity awards were intended to cover three years of grants for each equity award vehicle, and the Compensation Committee did not make any additional awards to the CEO during the 2020-2022 period.

Update based on data provided	Time Based Restricted Stock Award	Price- Vested Units	Total Actual Award
Gregory S. Bielli	—	—	—
Allen E. Lyda	$172,105	$86,044	$258,149
Hugh F. McMahon	$129,427	$64,705	$194,132
Robert D. Velasquez	$ 85,603	$42,801	$128,404
Marc W. Hardy	$ 83,732	$41,866	$125,597

The value of stock awards is the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The grant date fair value for grants with performance conditions includes the estimated probable outcome of the performance condition. Further information regarding stock awards can be found in Note 11, Stock Compensation Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The grant date fair value, assuming maximum levels of achievement, of the price-vested unit awards granted in 2022 are as follows: $258,132 for Mr. Lyda, $194,115 for Mr. McMahon, $128,403 for Mr. Velasquez, and $125,598 for Mr. Hardy.

2.	Non-equity incentive plan compensation is described in the Compensation Discussion and Analysis under “Annual Incentive Plan” beginning on page 43. Incentive bonuses are paid in cash.

3.

The change in pension value is based upon the same assumptions and measurements that are used for the audited financial statements for the applicable fiscal year. For 2022, the net change was a negative $462,585 for Mr. Lyda and a negative $149,852 for Mr. McMahon. See Note 15, Retirement Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. There are no above-market or preferential earnings related to the Company’s nonqualified deferred compensation plan.

4.	Amounts in this column reflect costs associated with Company-provided vehicles and related maintenance and for Mr. Bielli only, $3,720 in Company-paid life insurance premiums.

Grants of Plan-Based Awards in Fiscal Year 2022

The following table provides information about awards granted to the NEOs in the fiscal year ended December 31, 2022.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Year	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory S. Bielli
Annual Incentive Plan	2022	12/31/22	450,625	901,250	1,351,875
Total
Allen E. Lyda
Annual Incentive Plan	2022	12/31/22	172,105	344,210	516,314
Time-Vested Stock Grant		03/17/22							9,751	172,105
Price-Vested Units		03/17/22				0	4,875	14,626		86,044
Total										258,149
Hugh F. McMahon
Annual Incentive Plan	2022	12/31/22	100,666	201,331	301,997
Time-Vested Stock Grant		03/17/22							7,333	129,427
Price-Vested Units		03/17/22				0	3,666	10,999		64,705
Total										194,132
Robert D. Velasquez
Annual Incentive Plan	2022	12/31/22	71,339	142,678	214,017
Time-Vested Stock Grant		03/17/22							4,850	85,603
Price-Vested Units		03/17/22				0	2,425	7,275		42,801
Total										128,404
Marc W. Hardy
Annual Incentive Plan	2022	12/31/22	83,984	167,968	251,952
Time-Vested Stock		03/17/22							4,744	83,732
Price-Vested Units		03/17/22				0	2,372	7,117		41,866
Total										125,597

1.

The annual non-equity incentive award is based on the achievement of both quantitative and qualitative annual business objectives. The objectives vary based on the NEO’s responsibilities. For 2022, based upon the percentage of achievement shown in the “Annual Incentive Plan” section of the Compensation Discussion and Analysis, Mr. Bielli earned an incentive of $1,178,835; Mr. Lyda $438,580; Mr. McMahon $256,026; Mr. Velasquez $180,844; and Mr. Hardy $198,318.

2.

Price-vested units were granted to all of the NEOs other than Mr. Bielli, which vest upon the achievement of specific stock price levels measured at the end of 2024. For additional details, see the “Equity Compensation” section of the Compensation Discussion and Analysis beginning on page 48.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information on the current holdings of restricted stock, and performance unit awards of the NEOs. This table includes unvested stock grants, as well as performance share grants subject to performance conditions that have not yet been satisfied. Each equity grant that was outstanding as of December 31, 2022, is shown separately for each NEO. The market value of the stock awards is based on the closing market price of Tejon stock as of December 31, 2022, which was $18.84 per share. The market value as of December 31, 2022, shown below assumes satisfaction of performance objectives at the target level of achievement.

	Stock Awards
Name	Number of Shares or Units of Stock That have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory S. Bielli:
Time-Based Stock Awards (1)	—	—
Performance Shares (2)			—	—
Milestone Performance Units (3)			—	—

Allen E. Lyda:
Time-Based Stock Awards (1)	20,021	377,196
Performance Shares (2)			15,447	291,021
Milestone Performance Units (3)			63,145	1,189,652

Hugh McMahon:
Time-Based Stock Awards (1)	15,056	283,655
Performance Shares (2)			11,617	218,864
Milestone Performance Units (3)			47,487	894,655

Robert D. Velasquez:
Time Based Stock Awards (1)	10,033	189,022
Performance Shares (2)			7,762	146,236
Milestone Performance Units (3)			31,873	600,487

Marc W. Hardy:
Time Based Stock Awards (1)	8,435	158,915
Performance Shares (2)			4,217	79,448

1.	Time-based stock awards vest in equal annual installments over a three-year period from the grant date. Unvested time-based stock awards outstanding as of December 31, 2022, were as follows:

Name	March 2020 Time Based Grants	March 2021 Time Based Grants	March 2022 Time Based Grants	Total Time-Based Stock Awards
Gregory S. Bielli	—	—	—	—
Allen E. Lyda	3,827	6,443	9,751	20,021
Hugh F. McMahon	2,878	4,845	7,333	15,056
Robert D. Velasquez	1,931	3,252	4,850	10,033
Marc W. Hardy	—	3,691	4,744	8,435

2.

Outstanding price-vested units are performance shares that may vest on the measurement date of December 31, 2022, 2023, and 2024, respectively, in each case, based upon the achievement of target stock appreciation levels. Shares earned will be awarded in the following year. The shares shown are based upon reaching target levels of performance. Included in this number are shares vested in 2022 and will be settled in 2023 due to the achievement of target or greater stock appreciation levels over the 2020-2022 period:

Name	2022 Price-Vested Awards Not Vested	2023 Price-Vested Awards Not Vested	2024 Price-Vested Awards Not Vested	Total Performance Share Awards
Gregory S. Bielli	—	—	—	—
Allen E. Lyda	5,740	4,832	4,875	15,447
Hugh F. McMahon	4,317	3,634	3,666	11,617
Robert D. Velasquez	2,898	2,439	2,425	7,762
Marc W. Hardy	—	1,845	2,372	4,217

Actual shares earned in respect of the 2020-2022 price-vest units at an achievement level of 141.55% (maximum shares earned at two times target), Performance measurement date is December 31, 2022. Shares vest in 2023 as follows, except for Mr. Bielli whose shares vested in 2022:

Name	2020-2022 Price-Vested Units
Gregory S. Bielli	93,162
Allen E. Lyda	8,125
Robert D. Velasquez	6,111
Hugh F. McMahon	4,102
Marc W. Hardy	—

3.

Performance Milestone Shares consist of shares that may vest upon achievement of specific milestone objectives approved by the Compensation Committees. The measurement date for achievement of objectives was December 2022. For additional detail, see the “Equity Compensation” section of the Compensation Discussion and Analysis beginning on page 48. Actual shares earned in respect of the 2020-2022 Performance Milestone Shares are as follows:

Name	2020-2022 Performance Milestone Grants
Gregory S. Bielli	76,788
Allen E. Lyda	42,097
Robert D. Velasquez	21,249
Hugh F. McMahon,	31,658
Marc W. Hardy	—

Stock Vested in Fiscal Year 2022

The following table provides information for the NEOs regarding the value realized and the number of shares acquired upon the vesting of stock awards, before payment of any applicable withholding tax and broker commissions.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory S. Bielli
Time Grants	77,745	1,445,784
Performance Share Grants (1)	44,013	774,189
Price Vested Units	93,162	1,755,172
Performance Milestone Grants	76,788	1,432,864
Total Gregory S. Bielli	291,708	5,408,009
Allen E. Lyda
Time Grants	8,986	158,064
Performance Share Grants (1)	17,116	301,070
Total Allen E. Lyda	26,102	459,134
Hugh F. McMahon
Time Grants	6,759	118,891
Performance Share Grants (1)	12,873	226,436
Total Hugh F. McMahon	19,632	345,327
Robert D. Velasquez
Time Grant	4,537	79,806
Performance Share Grants (1)	8,639	151,960
Total Robert D. Velasquez	13,176	231,766
Marc W. Hardy	—	—
Total Marc W. Hardy	—	—

1.

The performance share grants that vested and settled during 2022 were originally granted in 2019 as part of an annual rolling three-year performance grant that is tied to the achievement of specified cash management objectives.

Pension Benefits in Fiscal Year 2022

The Company’s pension plan is a tax-qualified retirement program that covers eligible employees of the Company. Effective January 31, 2007, the pension plan was frozen to new employees hired on or after February 1, 2007. An employee is eligible for normal retirement benefits on the first day of the month coinciding with or next following the employee’s Social Security retirement date. The amount of annual benefit, payable monthly, is based upon an employee’s average monthly compensation, which is based upon the employee’s highest five consecutive calendar years of compensation out of the employee’s final ten years of compensation. The amount of the annual benefit payable monthly is 1.45% of the average monthly compensation, offset by .65% of the final average compensation not in excess of one-twelfth of covered compensation, multiplied by total years of service (up to a maximum of 25 years). Effective April 2017, the Company froze the pension plan and SERP with respect to the accrual of future benefits.

The supplemental executive retirement plan, or SERP, was established for the NEOs to replace any pension benefit the NEOs might lose due to the IRS-prescribed limit applicable to tax-qualified plans. The SERP benefit is calculated based on the same formula as the defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)	(1) Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gregory S. Bielli	None
Allen E. Lyda	Defined Benefit Plan	33	830,884	—
	Supplemental Executive Retirement Plan	33	919,068	—
Hugh F. McMahon	Defined Benefit Plan	22	299,862	—
Robert D. Velasquez	None
Marc W. Hardy	None

1.

The present value of the accumulated benefit is based upon the same assumptions and measurements that are used in the preparation of the audited financial statements for the current year. See Note 15, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for the valuation method and these assumptions.

Fiscal Year 2022 Nonqualified Deferred Compensation Table

The Company’s nonqualified deferred compensation plan allows the deferral of salary, bonuses, and vested restricted stock or performance units, and there are no limits on the extent of deferral permitted. The plan is available for the NEOs and directors of the Company. Each of the NEOs who has elected to defer compensation into the plan has elected to defer payment until termination of employment, at which time payment will be made in a lump sum in accordance with Internal Revenue Code Section 409A. The plan provides for withdrawals in the event of unforeseeable emergencies such as financial hardship from illness or accident, loss of property due to casualty, or other similar extraordinary circumstances arising as a result of events beyond the control of the employee, as determined by the Company. A distribution based on an unforeseeable emergency is made only with the consent of the Company.

The decision by each NEO to defer future compensation and the distribution date of any deferral is determined at the end of each fiscal year for awards that may be received in the coming year. The Company does not contribute to the nonqualified deferred compensation plan for the benefit of any NEO or director. Earnings from any cash contributed or stock that is converted to cash by a NEO or director are based upon the market return of the investment in which such officer or director directed his or her contribution. All holdings in the nonqualified deferred compensation plan are in the form of Company stock. No shares have been converted to cash within the plan.

Name	Executive Contribution in Last FY ($)	Aggregate Earnings (Loss) in Last FY (2) ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE (1) ($)
Gregory S. Bielli	—	—	—	—
Allen E. Lyda	—	(2,448)	—	192,073
Hugh F. McMahon	—	—	—	—
Robert D. Velasquez	—	—	—	—
Marc W. Hardy	—	—	—	—

1.	All amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEO in the Summary Compensation Table for previous years.

2.

Aggregate earnings in the last fiscal year are based on the change in price of the Company’s stock from the prior year-end to December 31, 2022. This factor is used because all investments within the nonqualified deferred compensation plan are held in Company stock.

Fiscal Year 2022 Potential Payments Upon Termination or Change in Control

The Company has entered into agreements with selected NEOs that provide for specified benefits upon a change in control of the Company and/or upon certain terminations occurring outside of a change in control. A change in control is deemed to have occurred if (i) there is an acquisition by any person or group (excluding current ownership) of 20% or more of the outstanding shares of the Company; (ii) the Company sells all or substantially all of its assets; or (iii) the Company merges or consolidates with another entity.

Benefits are payable to an NEO as a result of termination of employment in connection with a change in control if the NEO is terminated without “cause” (as defined below) during the two years after the occurrence of a change in control or the NEO is terminated prior to a change in control at the request of a third party who has taken steps to effect a change in control. The NEO will also receive benefits if he or she voluntarily terminates employment after a change in control if the NEO has been assigned substantial reductions in duties and responsibilities, received a reduction in base salary, or had an annual bonus opportunity eliminated or significantly reduced (i.e., a resignation for good reason). An NEO’s employment shall be deemed to have been terminated with “cause” if employment is terminated as a result of failure to perform his or her duties, willful misconduct or breach of fiduciary duty, fraud, or wrongful disclosure of confidential information. Change in control benefits include a continuation of base salary for a period of 36 months for the Chief Executive Officer and 30 months for the other NEOs, and a lump sum payment of three times the CEO’s average bonus and two and one-half times the other NEOs’ average bonus for the previous three years. The NEOs are also entitled to receive a continuation of health and other insurance benefits over the salary continuation period. Each NEO also has the right to a three-month period to continue use of any perquisites he or she may have had prior to the change in control. During the period of time described above during which benefits are to be received in connection with a change in control, the NEO must agree not to solicit any employees of the Company or disclose any confidential information related to the Company.

Mr. Bielli and Mr. Lyda also have non-change in control benefits if terminated by the Company without cause or if they voluntarily terminate employment for “good reason” (as defined in the applicable NEO’s agreement). See footnotes 3 and 4 below for additional detail.

		Before Change in Control	After Change in Control (1)
Name	Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Gregory S. Bielli (3)	Salary Continuation	1,081,500	2,163,000
	Bonus – Target	1,351,875	2,703,750
	Health Insurance	28,944	57,888
	Other Compensation (2)	147,213	147,213
	Equity Compensation	—	—

	Total Value	2,609,532	5,071,851
Allen E. Lyda (4)	Salary Continuation	382,455	956,134
	Bonus – Target	344,210	860,525
	Health Insurance	19,296	48,240
	Other Compensation (2)	189,523	189,523
	Equity Compensation	1,140,197	1,857,869

	Total Value	2,075,681	3,912,294
Hugh F. McMahon	Salary Continuation		719,040
	Bonus – Target		503,328
	Health Insurance		68,910
	Other Compensation (2)	115,975	115,975
	Equity Compensation		1,397,174

	Total Value	115,975	2,804,427
Robert D. Velasquez	Other Compensation (2)	33,828	33,828
	Equity Compensation		935,745

	Total Value	33,828	969,573
Marc W. Hardy	Other Compensation (2)	27,242	27,242
	Equity Compensation		238,403

	Total Value	27,242	265,645

1.

Beginning in 2019, all new stock grants provide for a double trigger vesting meaning that unvested award will vest in connection with a change in control only if such transaction is followed by a termination without cause or for good reason. For purposes of this table, it is assumed all non-vested performance units and milestone units vest immediately at the target level. The value for vesting of performance unit awards and milestone performance awards is the closing market price on the last business day of 2022 of $18.84.

2.

“Other Compensation” consists of accrued and unused vacation and personal paid leave at the time of termination and, if the NEO has the right to use a Company vehicle prior to termination, the continuation of that benefit for a three-month period.

3.

If Mr. Bielli is involuntarily terminated by the Company without cause or voluntarily terminates employment for good reason, Mr. Bielli will receive an amount equal to eighteen months of base salary; an amount equal to eighteen months of target annual incentive; contribution of medical benefits for an eighteen-month period; and any stock awards that were scheduled to vest during the calendar year of termination will be deemed vested as of date of termination.

4.

If Mr. Lyda is involuntarily terminated by the Company without cause or voluntarily terminates employment for good reason, Mr. Lyda will receive an amount equal to one time his annual base salary; an amount equal to one time an average annual bonus over the last three years; continuation of medical benefits for a one-year period; any stock grants that vest at time of separation and that vest during the twelve-month period after separation.

Director Compensation in Fiscal Year 2022

In 2022, non-employee directors received 1,000 shares of stock and an annual retainer of $60,000 payable quarterly in the form of common stock or a combination of common stock and cash. Common stock is paid in arrears, based on the closing price of the Company’s common shares at each quarter end. In addition, the Chairman of the Board received an annual retainer of $25,000 payable in common stock, and the Chairman of each of the Audit, Compensation, Real Estate, and Nominating and Corporate Governance Committees received an annual retainer of $15,000 payable in common stock. Directors affiliated with a person or entity owning 10% or more of the Company’s total shares outstanding could elect to receive their entire annual retainer in cash.

Directors are not paid any fees for board or committee meeting attendance. The Compensation Committee has approved stock retention guidelines for non-employee directors; the target retention value is five times the value of the annual director retainer or $150,000. All directors meet the stock retention guidelines except for directors elected to the Board in 2021.

Name	Fees Earned or Paid in Cash ($)	(1) Stock Awards ($)	Total ($)
Steven A. Betts	30,000	61,749	91,749
Jean L. Fuller	30,000	46,757	76,757
Susan K. Hori	—	76,740	76,740
Anthony L. Leggio	30,000	61,749	91,749
Norman J. Metcalfe	30,000	71,761	101,761
Rhea Frawn Morgan	30,000	46,757	76,757
Geoffrey L. Stack	—	91,751	91,751
Daniel R. Tisch	—	76,740	76,740
Michael H. Winer	30,000	61,749	91,749

1.

The amounts reported reflect the grant date fair value of stock awards granted in 2022 to each director. Please see Note 11, Stock Compensation Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for additional information regarding the valuation of stock awards. The number of stock awards granted each year is determined on a quarterly basis by dividing one-fourth of the annual retainer by the closing stock price at the end of each quarter. At the end of 2022, there were no unvested outstanding equity awards for our directors.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our President and CEO and the annual total compensation of our median compensated employees:

The 2022 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2022, other than our CEO, was $60,950; our CEO’s 2022 annual total compensation was $1,911,887 as reflected in the Summary Compensation Table on page 53, and the ratio of these amounts was 31.4 to 1. The median compensated employee was identified as one of our professional staff working in our accounting department.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Pay elements that were included in the annual total compensation for each employee in determining the median compensated employee were:

•	Salary received in 2022

•	Annual incentive payment received for performance in 2022

•	Grant date fair value of stock awards granted in 2022

•	Company provided vehicle and related maintenance, or auto allowance paid in 2022

This is the same approach used to determine the total annual compensation of our CEO, as reflected in the Summary Compensation Table.

We determined the compensation of our median employee by calculating the annual total compensation including the compensation items just described for each of our employees. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employee not employed for a full year. We excluded from the determination of our median compensated employee any employee that left the Company during 2022 and therefore was not employed on December 31, 2022. Based upon the compilation of this data we determined the median compensated employee as identified above.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis.

Year (a)	Summary Compensation Table Total for PEO[1] (b)	Compensation Actually Paid to PEO[2] (c)	Average Summary Compensation Table Total for Non-PEO NEOs[3] (d)	Average Compensation Actually Paid to Non-PEO NEOs[4] (e)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return[5] (f)	Net Income (thousands)[6] (g)
2022	$1,911,887	$934,909	$766,035	$484,998	$118	$15,808
2021	$1,872,299	$4,434,996	$667,429	$763,531	$119	$5,348
2020	$7,649,252	$7,573,019	$1,249,559	$1,188,405	$90	($740)

[1]

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Bielli (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Compensation Discussion and Analysis – Executive Compensation Tables – Summary Compensation Table.

[2]

The dollar amounts reported in column (c) represent the amount of “Compensation Actually Paid” to Mr. Bielli, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bielli during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, we adjusted Mr. Bielli’s total compensation for each year that reflect stock price changes and changes in performance achievement to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$1,911,887	$0	($976,978)	$934,909
2021	$1,872,299	$0	$2,562,697	$4,434,996
2020	$7,649,252	($6,200,000)	$6,123,767	$7,573,019

(a)

The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Mr. Bielli did not meet one of the performance measures from the shares granted in 2020 hence 76,787 shares did not vest, the fair value of these share are deducted in calculating the equity award adjustment in 2022.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year. In addition, adjustments have been made using the stock price and performance achievement as of year-end; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value adjustments have been made using the stock price and performance achievement as of the date of measurement; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$0	$0	$0	$488,118	($1,465,096)	$0	($976,978)
2021	$0	$2,169,306	$0	$393,391	$0	$0	$2,562,697
2020	$5,312,616	($125,463)	$1,091,100	($154,486)	$0	$0	$6,123,767

[3]

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Bielli, who has served as our CEO since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Bielli) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Lyda, Mr. McMahon, Mr. Velasquez, and Mr. Hardy; (ii) for 2021, Mr. Lyda, Mr. McMahon, Mr. Velasquez, and Mr. Hardy; and (iii) for 2020, Mr. Lyda, Mr. McMahon, Mr. Velasquez, and Mr. Houston.

[4]

The dollar amounts reported in column (e) represent the average amount of “Compensation Actually Paid” to the NEOs as a group (excluding Mr. Bielli), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Bielli) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Bielli) for each year to determine the compensation actually paid that reflect stock price changes and changes in performance achievement, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for NEO	Average Reported Value of Equity Awards(a)	Average Reported Award Adjustments(b)	Average Compensation Actually Paid to NEO
2022	$766,035	($176,571)	($104,466)	$484,998
2021	$667,429	($141,411)	$237,512	$763,531
2020	$1,249,559	($786,268)	$725,114	$1,188,405

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Grant in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$196,371	($35,274)	$—	($38,980)	($226,583)	$0	($104,466)
2021	$169,600	$253,844	$—	$26,229	($212,161)	$0	$237,512
2020	$805,823	($37,582)	$—	($43,127)	$0	$0	$725,114

[5]

We calculated TSR by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. This value reflects what the cumulative value of $100 would be if such amount was invested on December 31, 2019.

[6]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, there is no direct relationship between the Compensation Actually Paid to Mr. Bielli and the average Compensation Actually Paid to the Company’s NEOs as a group (excluding Mr. Bielli) and the Company’s cumulative TSR over the three years presented in the table. The absence of a direct relationship is because a significant portion of the Compensation Actually Paid to Mr. Bielli and to the other NEOs is comprised of equity awards that are long-term equity incentives that align with senior management’s long-term strategies and are generally qualitative in nature tied to achievement of specified milestones. As described in more detail in the section Compensation Discussion and Analysis, the Company targets levels greater than 65% of the value of total compensation awarded to the NEOs is to be comprised of short-term and long-term incentives in the form of performance shares, price-vested units, time-vested awards, and annual cash incentives.

Compensation Actually Paid and Net Income

As demonstrated by the following table, there is no direct relationship between the Compensation Actually Paid to Mr. Bielli and the average Compensation Actually Paid to the Company’s NEOs as a group (excluding Mr. Bielli) and the Company’s net income over the three years presented in the table. The absence of a direct relationship is because a significant portion of the compensation actually paid to Mr. Bielli and to the other NEOs is comprised of equity awards that are long-term equity incentives that align with senior management’s long-term strategies and are generally qualitative in nature tied to achievement of specified milestones. The Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure, Adjusted EBITDA, which the company does use when setting goals in the Company’s annual incentive compensation program that are awarded to the NEOs. We believe Adjusted EBITDA provides a good indicator of management’s creation of operating revenues and cash, which is critical to the funding of our development efforts and reinvestment in our operating activities. Net income due to non-cash expenses does not adequately represent cash from operations. As described in more detail in the section Compensation Discussion and Analysis, the Company targets that approximately 24% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company annual incentive compensation program.

HEDGING AND PLEDGING

Under the Company’s policies, all employees, including executive officers and directors, are prohibited from engaging in any form of hedging transaction with respect to shares of Tejon common stock. In addition, our employees and directors are prohibited from purchasing stock on margin, borrowing against the Company’s stock, or pledging our securities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the stock ownership of shareholders known to the Company to be the beneficial owners of more than 5% of the shares of the Company’s Common Stock outstanding as of March 24, 2023. As of March 24, 2023, we had 26,710,938 shares of Common Stock outstanding. The table also provides the stock ownership as of the same date of all directors, each NEO named in the above Summary Compensation Table, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
TowerView LLC 460 Park Avenue, 20th Floor New York, NY 10022	3,826,329	(3)	14.33%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	1,494,669	(4)	5.61%
Dimensions Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,510,181	(5)	5.67%
Directors
Steven A. Betts	35,894	(6)	*
Gregory S. Bielli	414,350	(8)	1.56%
Jean L. Fuller	11,304	(6)	*
Susan K Hori	4,974	(6)	*
Anthony L. Leggio	43,292	(6)	*
Norman J. Metcalfe	74,820	(6)	*
Rhea Frawn Morgan	5,569	(6)	*
Geoffrey L Stack	87,485	(7)	*
Daniel R. Tisch	4,981,985	(3)	18.67%
Michael H. Winer	21,403	(6)	*
Executive Officers
Marc W. Hardy	1,899	(6)	*
Allen E. Lyda	204,139	(7)	*
Hugh F. McMahon, IV	68,042	(6)	*
Robert D. Velasquez	37,767	(6)	*
All executive officers and directors as a group (14 persons)	5,992,923		22.44%

*	Less than 1%.

(1)

In each case, the named shareholder in the above table has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options, restricted stock, and restricted stock units are held by directors and officers individually. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Amount and Nature of

Beneficial Ownership” column shares of vested and unvested restricted stock granted to a beneficial owner and warrants granted to a beneficial owner. Such restricted stock has voting rights, irrespective of vesting. In addition, we have included restricted stock units that could possibly vest within 60 days of March 24, 2023, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his or her relationship with the Company.
(2)

For purposes of computing the “Percent of Class” column, any shares which such person does not currently own but has the right to acquire within 60 days of March 24, 2023, are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Also included are restricted stock units that could possibly vest within 60 days of March 24, 2023, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.

(3)

TowerView LLC has sole voting power and investment power over its 3,826,329 shares of common stock shown. Mr. Tisch has dispositional and voting authority over all shares owned by TowerView LLC. Mr. Tisch also has dispositional and voting authority over 1,087,507 shares owned by DT Four Partners LLC and 68,149 shares owned directly. Information related to this ownership was provided by a Form 4 filed on January 9, 2023. Mr. Tisch’s address is c/o TowerView LLC, 460 Park Avenue, 20th Floor, New York, NY 10022.

(4)

A Schedule 13G/A filed on February 1, 2023, by BlackRock, Inc. (“BlackRock”) with the SEC indicates that BlackRock beneficially owns 1,494,669 shares, with sole power to vote or direct the voting of 1,443,363 shares and sole power to dispose or direct the disposition of 1,494,669 shares.

(5)

A Schedule 13G/A filed on February 10, 2023, by Dimensional Fund Advisors LP (“Dimensional”) with the SEC indicates that Dimensional beneficially owns 1,510,181 shares, with sole power to vote or direct the voting of 1,474,769 shares and sole power to dispose or direct the disposition of 1,510,181 shares.

(6)

The shares owned by Mr. Leggio include 43,292 shares of stock that are held in his personal investment accounts. The shares owned by Mr. Metcalfe include 18,620 shares in his personal investment accounts and 56,200 deferred restricted stock units that could possibly vest within 60 days of March 24, 2023. The shares owned by Mr. Betts include 34,589 shares of stock in his personal investment accounts and 1,305 deferred restricted stock units that could possibly vest within 60 days of March 24, 2023. The shares owned by Mr. Winer include 21,403 shares of stock that are held in his personal investment accounts. Ms. Fuller owns 11,304 shares of stock, held in her personal investment account. Ms. Morgan owns 5,569 shares of stock as of March 24, 2023. Ms. Hori owns 4,974 shares held in her personal investment account. The shares owned by Mr. McMahon include 68,042 shares that are held in his personal investment account. The 37,767 shares owned by Mr. Velasquez are held in his personal investment account. Mr. Hardy owns 1,899 shares of stock held in his personal investment account.

(7)

The shares owned by Mr. Stack include 30,338 shares in his personal investment accounts and 57,147 deferred restricted stock units that could possibly vest within 60 days of March 24, 2023. The shares owned by Mr. Lyda include 193,944 shares in his personal investment accounts and 10,195 deferred restricted stock units that could possibly vest within 60 days of March 24, 2023. The shares owned by Mr. Stack in his personal investment account are held as community property concerning which the named person and his spouse share voting and investment power. The shares of Mr. Lyda are held in a family trust where he and his spouse share voting and investment power.

(8)

Mr. Bielli owns 414,350 shares in his personal investment accounts. Some of these shares are held by a family trust and the remainder are held as community property. In each case, he and his spouse share voting and investment power.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board has furnished the following report:

The Audit Committee reviewed Tejon Ranch Co.’s (the “Company’s”) financial reporting process on behalf of the Board of Directors (the “Board”). Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company and its management. The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence.

Based on the reviews and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Anthony L. Leggio (Chairman),

Geoffrey L. Stack,

Michael H. Winer,

Norman J. Metcalfe,

Rhea Frawn Morgan,

Susan K Hori*

*	Ms. Hori is not standing for re-election at the 2023 Annual Meeting.

OTHER MATTERS

Related Person Transactions

The Board follows certain written policies and procedures developed for the review and approval of all transactions with related persons, pursuant to which the Board reviews the material facts of, and either approves or disapproves of, the Company’s entry into any transaction, arrangement, or relationship, or any series thereof, in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, or over the term of the contract; (ii) the Company is a participant; and (iii) any related person has or will have a direct or indirect material interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

The Board reviews all relationships and transactions in which both the Company and any related person are participants to determine whether such related persons have a direct or indirect material interest in such transaction. A “related person” is any executive officer, director, or director nominee of the Company, or any beneficial owner of more than 5% of the Company’s Common Stock, or any immediate family member of any of the foregoing. The Company discloses transactions in its proxy statements with related persons in accordance with Item 404 of Regulation S-K.

In the course of the Board’s review and approval or ratification, if pre-approval was not feasible, of a related party transaction, the Board considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer or his or her ability to act in the best interest of the Company; and

•	any other matters the Board deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification, if pre-approval was not feasible, of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting that considers the transactions. There have been no related party transactions since the beginning of 2022.

Financial Information

Both the Company’s Annual Report to Shareholders and the Company’s Annual Report on Form 10-K (including the financial statements and financial statement schedules, but without exhibits) as filed with the SEC accompany this Proxy Statement. Both reports may be obtained without charge by calling (661) 248-3000, or by written request to the Corporate Secretary, Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243.

Notice of Internet Availability

You can now access the 2022 Annual Report to Shareholders, the 2022 Annual Report on Form 10-K, and the Proxy Statement for the 2023 Annual Meeting via the Internet at the following address: http://materials.proxyvote.com/879080.

The enclosed information has been provided to shareholders of record to enable you to cast your vote in one of three convenient ways before the 2023 Annual Meeting: (1) via the Internet, (2) by telephone, or (3) by returning it in the enclosed postage-paid envelope. Beneficial owners should check their voting instruction form or Notice for how to vote in advance of the 2023 Annual Meeting. Shareholders of record may also attend the meeting online and vote during the 2023 Annual Meeting. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the 2023 Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the 2023 Annual Meeting) and obtain a “legal proxy” in order to be able to vote at the 2023 Annual Meeting. Whichever method you choose, you are encouraged to vote.

You can also eliminate the mailing of this information in the future by electing to receive these materials through the Internet and by an email directing you to vote electronically. You can make this election as you vote your proxy via the Internet by providing your email address when prompted.

Communications with Directors

Any shareholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group, or any of the independent directors individually, including the Chairman of the Board, may send written communications to Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243, Attention: Corporate Secretary, or via the “Contact” link on the Company’s web-site, www.tejonranch.com. Communications received in writing are forwarded to the Board, committee, or any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Proposals for 2024 Annual Meeting

Rule 14a-8 Shareholder Proposals. Shareholder proposals to be presented at the 2024 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than November 30, 2023, in order to be considered for inclusion in the Company’s proxy materials for that meeting. Such proposals must be submitted in writing to the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement.

Advance Notice Nominations and Proposals. The Company’s Certificate of Incorporation requires that the Company be given advance written notice of shareholder nominations for election to the Company’s Board and of other matters which shareholders wish to present for action at an annual meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act, as discussed above). Such nomination or other proposal will be considered at the 2024 Annual Meeting only if it is delivered to or mailed and received at the principal executive offices of the Company at the address set forth on the first page of this Proxy Statement not less than 30 days nor more than 60 days prior to the meeting as originally scheduled. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, then the notice must be received not later than the close of business on the tenth (10th) day following the day on which the Notice of Annual Meeting of Shareholders was mailed, or the public disclosure was made. In addition, a shareholder who intends to solicit proxies pursuant to Rule 14a-19, the SEC’s universal proxy rule, in support of nominees submitted under the advance notice provisions of the Bylaws must provide proper written notice to the Secretary of the Company that sets forth all information required by Rule 14a-19 under the Exchange Act at our principal executive offices by March 10, 2024 (or, if the 2024 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the 2024 Annual

Meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.

A shareholder’s notice to the Secretary must comply with the Certificate of Incorporation and Bylaws.

Shareholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding the Company’s Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of our annual report and proxy statement that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and/or proxy statement mailed to you, please submit a request to our Corporate Secretary at Tejon Ranch Co., P.O. Box 1000, Tejon Ranch, California 93243, or by telephone at 661-248-3000, and we will promptly send you what you have requested. You can also contact our Corporate Secretary if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Other Business

Management does not know of any matter to be acted upon at the 2023 Annual Meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

Shareholders are urged to sign and return their proxies without delay.

For the Board of Directors,

NORMAN J. METCALFE, Chairman of the Board

MARC W. HARDY, Senior Vice President, General Counsel and

Corporate Secretary

APPENDIX A

ATTACHMENT A TO CORPORATE GOVERNANCE GUIDELINES

The Nominating and Corporate Governance Committee annually reviews the independence of all directors and reports its findings to the Board. Based upon the report and the directors’ consideration, the Board determines which directors shall be deemed independent.

A director will be deemed independent if it is determined that he or she has no material relationship with the corporation, either directly or through an organization that has a material relationship with the corporation. A relationship is “material” if, in the judgment of the Board, it might reasonably be considered to interfere with the exercise of independent judgment. Ownership of stock of the corporation is not, in itself, inconsistent with a finding of independence. An Audit Committee member must also be independent within the meaning of the New York Stock Exchange’s (NYSE) listing requirements for audit committees and the requirements set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. A member of the Compensation Committee must also meet the independent requirements contained within the NYSE’s listing requirements for Compensation Committees. The following standards are utilized in determining whether a director shall be deemed independent:

•	the director is not, and in the past three years has not been, an employee of Tejon Ranch Co. or any of its subsidiaries (collectively, “Tejon”);

•	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Tejon;

•

neither the director nor a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed by Tejon’s present or former (within three years) internal or external auditor;

•

neither the director nor a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Tejon’s present executives serve on that company’s compensation committee;

•

neither the director nor a member of the director’s immediate family receives or has received more than $120,000 per year in direct compensation from Tejon in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

•

(a) the director is not a current partner or employee of a firm that is Tejon’s internal or external auditor; (b) the director does not have an immediate family member who is a current partner of such a firm; (c) the director does not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was not within the last three years a partner or employee of such a firm and personally worked on Tejon’s audit within that time;

•

the director is not, and during the past three years has not been an executive officer or employee, and no member of the director’s immediate family is or has been during the past three years an executive officer, of a company that makes payments to, or receives payments from, Tejon for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares such person’s home

A-1

APPENDIX B

TEJON RANCH CO.

2023 STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of this 2023 Stock Incentive Plan (this “Plan”) of Tejon Ranch Co., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, non-employee directors, consultants and advisers by providing for or increasing the proprietary interests of such persons in the Company. After the Effective Date (as hereinafter defined), no awards may be granted under the Company’s Amended and Restated 1998 Stock Incentive Plan or the Company’s Amended and Restated Non-Employee Director Stock Incentive Plan (collectively, the “Prior Plans”).

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a non-employee director, employee, consultant or adviser of the Company or any of its subsidiaries (a “Grantee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder.

Section 3. AWARDS

(a)    Awards. The Board of Directors of the Company (the “Board”) or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to grant the following awards under the Plan (each, an “Award”):

(i)    “Restricted Stock” which means shares of Common Stock, par value $0.50 per share, of the Company (the “Common Shares”) issued under the Plan to the Grantee for such consideration (including any cash consideration) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Board or the Committee;

(ii)    “Restricted Stock Unit” which means an Award in the form of a contractual right to receive Common Shares in one or more installments over a defined period of employment or service to the Company or its subsidiaries or upon the attainment of one or more performance goals established by the Board or the Committee or in one or more installments following the completion of such period of employment or service or the attainment of such performance goals;

(iii)    “Stock Options” which means an option to purchase Common Shares granted under the Plan;

(iv)    “SAR” or “Stock Appreciation Right” which means a stock appreciation right entitling the Grantee to Common Shares or cash compensation, as established by the Board or the Committee, measured by appreciation in the value of the Common Shares underlying such Award;, and

(v)    “Other Stock-Based Awards” which means any other bonus or right or benefit denominated in, payable in, or valued in whole or in part by reference to Common Shares.

(b)     Consideration. Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or Committee, including, without limitation, services rendered by the recipient of such Award.

(c)    Transferability. Awards shall provide that neither the Award nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution and each Stock Option or Stock Appreciation Right shall be exercisable only by the Grantee during his or her lifetime.

(d)    Conditions of Awards. Subject to the provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i)    a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

A.    the delivery of previously owned shares of capital stock of the Company or other property,

B.    a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

C.    the delivery of a promissory note, the terms and conditions of which shall be determined by the Board or the Committee,

D.    cash in the form of a personal, cashier’s or certified bank check, and/or

E.    any combination of the foregoing or any other means approved by the Board or the Committee;

(ii)    a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a Change of Control (as hereinafter defined); or

(iii)    any provision required in order for such Award to qualify as an Incentive Stock Option.

(e)    Special Provisions Applicable to Stock Options and Stock Appreciation Rights.

(i)    each Stock Option Award shall be designated as either an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”) (such option, an “Incentive Stock Option”) or a Stock Option that is not intended to qualify as an Incentive Stock Option (a “Non-Qualified Stock Option”). Notwithstanding such designation, to the extent that the aggregate fair market value of the Common Shares for which one or more Incentive Stock Options become first exercisable by a Grantee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, the excess number of Common Shares shall be treated as subject to Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, except to the extent otherwise provided by applicable law, and the fair market value of the Common Shares shall be determined as of the grant date of the relevant stock option.

(ii)    The term of each Stock Option or SAR Award shall not be more than 120 months from the date of grant. In the case of an Incentive Stock Option granted to a Grantee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company (an “10% Holder”), the term of the Incentive Stock Option shall not be more than five years from the date of grant. Any Incentive Stock Option Award to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of the Grantee’s employee status shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award agreement.

(iii)    Stock Option and SAR Awards shall vest and be exercisable at such times and in such amounts as are determined by the Board or the Committee and shall not be granted with exercise prices lower than the fair market value of the underlying Common Shares on grant date. In the case of an Incentive Stock Option granted to an 10% Holder, the exercise price shall be not less than 110% of the fair market value per Common Share on the date of grant.

(iv)    SARs may be settled in cash, Common Shares, or a combination of both as determined by the Board or the Committee. SARs may be granted in tandem with Stock Options or not in conjunction with other Awards. The exercise price per share covered by a tandem SAR will be the exercise price per share of the related Stock Option.

Section 4. PERFORMANCE CRITERIA

The Board or the Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on any performance criteria determined by the Board or the Committee, including any financial performance and/or personal performance evaluations. The Board or the Committee, as applicable, shall certify the extent to which any performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under, or the amount paid under an Award may be reduced, but not increased, by the Board or the Committee, as applicable, on the basis of such further considerations as the Board or the Committee, as applicable, in its sole discretion shall determine.

Section 5. STOCK SUBJECT TO PLAN The aggregate number of Common Shares that may be issued and issuable pursuant to all Awards shall not exceed 1,282,206 (subject to adjustment as provided in Section 9) (the “Share Limitation”).

(a)    For purposes of Section 5(a), the aggregate number of Common Shares issued pursuant to Awards granted under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. In addition, Common Shares subject to an Award granted under this Plan shall not count as Common Shares issued under this Plan and shall be added back to the Share Limitation under this Plan if such Common Shares are: (i) Common Shares that were subject to a Stock Option or SAR and were not issued upon the net settlement or net exercise of such Award, (ii) Common Shares delivered to or withheld by the Company to pay the exercise or pursuant price of a Stock Option or other Award, (iii) Common Shares delivered to or withheld by the Company to pay the withholding taxes related to the vesting, exercise or settlement of any Award, or (iv) after March 1, 2023, Common Shares that were subject to an award under any Prior Plan that are canceled, expired, forfeited or otherwise not issued. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(b)    The aggregate number of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,282,206 (subject to adjustment as provided in Section 9).

(c)    The aggregate dollar value of equity-based (based on the grant date fair market value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director shall not exceed $200,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chairman of the Board, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $300,000.

Section 6. DURATION OF PLAN

The Plan shall continue in effect until March 22, 2033 unless sooner terminated. No Awards shall be granted under this Plan after such date but Awards granted prior to such date may remain outstanding in accordance with the terms of the Plan and the applicable Award agreement.

Section 7. ADMINISTRATION OF PLAN

(a)    This Plan shall be administered by the Board or the Committee, as provided in Section 7(c).

(b)    Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto, the vesting schedule, forfeiture provisions, performance criteria, and/or satisfaction of any performance criteria;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 9 hereof; and

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

(c)    The Board may delegate administration of this Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). To the extent required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee shall consist of two or more directors that meet the requirement under Rule 16b-3 of the Exchange Act for “non-employee directors.” If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan.

(d)    All decisions, determinations and interpretations by the Board or the Committee regarding the Plan shall be final and binding on all Grantees. The Committee or the Board of Directors, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e)    The terms and conditions that apply to Awards need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Grantee, or among all Awards granted at the same time.

Section 8. NO REPRICING

Other than in connection with a change in the Company’s capitalization (as described in Section 9(a)), the exercise or purchase price of an outstanding Stock Option or SAR may not be reduced after the date of grant nor may any outstanding Stock Option or SAR with an exercise or purchase price in excess of the fair market value of the underlying Common Shares be surrendered to the Company as consideration for cash, the grant of a new Stock Option or SAR (or similar Award) with a lower exercise or purchase price or the grant of another Award without approval by a majority of the holders of the outstanding shares of Common Shares of the Company.

Section 9. ADJUSTMENTS AND CHANGE OF CONTROL

(a)    Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a dividend paid out of earned surplus) or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event of a Change of Control, the Board or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may thereafter be acquired and the exercise price pursuant to Awards outstanding under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Awards thereafter granted under this Plan.

(b)    Change of Control. Upon a Change of Control (as defined below) of the Company, the Board in its sole discretion may, to the extent permitted by applicable law (including Section 409A of the Code), provide for the following treatment of any Award outstanding under the Plan at the time of the Change of Control: (i) all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse, (ii) Awards shall be cancelled and settled in cash upon the Change of Control, (iii) Awards shall be assumed or substituted for by the surviving corporation, and/or (iv) the time during which Stock Options or SARs may be exercised shall be accelerated so that those Awards may be exercised for fully-vested Common Shares and those Awards shall terminate if not exercised prior to the Change of Control. Such treatment need not be uniform as between different Awards or different types of Awards.

(c)    Change of Control Defined. A “Change of Control” of the Company shall be deemed to have occurred if any one of the following events occurs:

(i)    except as provided in Section 9(c)(v) below, the acquisition by any person or group of beneficial ownership of 20% or more of the outstanding shares of Common Shares or, if there are then outstanding any other voting securities of the Company, such acquisition of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors,

(ii)    the Company sells all or substantially all of its assets (or consummates any transaction having a similar effect) or the Company merges or consolidates with another entity or completes a reorganization, except that:

a.    no such transaction shall be deemed to constitute a Change of Control if the holders of the voting securities of the Company outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 80% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or, in the case of a reorganization, 80% or more of the combined voting power of the voting securities of the Company;

b.    no such merger, sale of assets or consolidation shall be deemed to constitute a Change of Control if:

i.    the holders of the voting securities of the Company outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions less than 80% but more than 50% of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation (which shall be deemed to be the parent entity in a triangular merger or other similar transaction);

ii.    no person or group beneficially owns 20% or more of the outstanding shares of common stock of the entity purchasing the assets or surviving the merger or consolidation (which shall be deemed to be the parent entity in a triangular merger or other similar transaction) or 20% or more of the combined voting power of all voting securities of such entity entitled to vote generally in the election of directors except to the extent that such ownership existed in the Company prior to the transaction; and

iii.    at the time of the merger, sale of assets or consolidation, at least a majority of the members of the Board of Directors of the entity consists of Incumbent Directors (as defined below);

(iii)    the stockholders of the Company approve a complete liquidation or dissolution of the Company.

(iv)    the Board of Directors of the Company (if the Company continues to own its business) or the board of directors or comparable governing body of any successor owner of its business (as a result of a transaction which is not itself a Change of Control) consists of a majority of directors or members who are not Incumbent Directors. “Incumbent Directors” includes only those persons who (i) are serving as a director of the Company on the Effective Date, or (ii) became a director after the Effective Date and whose election or nomination for election by the stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors. In no event, however, shall any director whose election to office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by on behalf of a person or entity other than the Board of Directors of the Company be an Incumbent Director.

(v)    Special Exceptions Pertaining to a Change of Control:

a.    A “Change of Control” shall not be deemed to occur under Section 9(c)(i) above:

i.    upon any acquisition of beneficial ownership of Common Shares or other voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

ii.    upon any acquisition of beneficial ownership of Common Shares or other voting securities of the Company directly from the Company, it being understood that an acquisition of beneficial ownership of Common Shares or other voting securities other than directly from the Company after already owning an amount equal to or in excess of the threshold set forth in Section 9(c)(i) above shall be deemed to be a Change of Control; or

iii.    upon any redemption of outstanding shares of Common Shares or other voting securities by the Company, it being understood that an acquisition of beneficial ownership of Common Shares or other voting securities other than directly from the Company after already owning an amount equal to or in excess of the threshold set forth in Section 9(c)(i) above shall be deemed to be a Change of Control.

b.    Notwithstanding anything to the contrary herein, the Exempt Purchasers are exempt from Section 9(c)(i) above; it being understood that if, but for this Section 9(c)(v)(B), a Change of Control would have occurred and be continuing with respect to an Exempt Purchaser, and such entity subsequently ceases to be an Exempt Purchaser, a Change of Control shall be deemed to occur at such time.

c.    The “Exempt Purchasers” means (i) Daniel R. Tisch, TowerView, LLC, and DT Four Partners, LLC and (ii) any entity controlled by any one or more of the foregoing. For purposes of calculating their acquisitions and beneficial ownership, the Exempt Purchasers shall in all circumstances be calculated as a group. An Exempt Purchaser shall cease to be an Exempt Purchaser upon undergoing a Qualifying Transaction.

d.    A “Qualifying Transaction” with respect to an Exempt Purchaser means: (i) the acquisition of such entity by another individual or entity unless such Exempt Purchaser’s holders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity; or (ii) a sale of all or substantially all of the assets of such entity.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change of Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(d)    No fractional shares of Common Shares shall be issued or issuable pursuant to such an adjustment under this Section 9. In no event shall any action be taken pursuant to this Section 9 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. Adjustments taken pursuant to this Section 9 shall be final, binding and conclusive on all Grantees.

Section 10. AMENDMENT AND TERMINATION OF PLAN

The Board may amend, alter or terminate this Plan or any agreement evidencing an Award made under this Plan at any time and in any manner, but any such amendment shall be subject to approval of the stockholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed Common Shares. Further, no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto. In addition, unless approved by a majority of the stockholders of the Company, no such amendment shall be made that would:

(a) increase the maximum number of Common Shares for which Awards may be granted under this Plan, other than an increase pursuant to Section 9;

(b) reduce the exercise price of outstanding Stock Options or SARs, as described in Section 8, or reduce the price at which Stock Options or SARs may be granted below the price provided for in Section 3;

(c) extend the term of this Plan; or

(d) change the class of persons eligible to be Grantees.

Section 11. EFFECTIVE DATE OF PLAN

This Plan was approved by the Board on March 22, 2023, and shall become effective upon the approval by the stockholders of the Company (the “Effective Date”).

Section 12. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

Notwithstanding anything to the contrary in this Plan, no Common Shares to be purchased or issued upon exercise or settlement of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

Section 13. SECTION 409A

It is intended that any Awards issued pursuant to this Plan shall not constitute “deferred compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. To the extent any Award is subject to the requirements of Section 409A of the Code, this Plan and each Award agreement or other written document establishing the terms and conditions of an Award are to be interpreted and administered in a manner that complies with such requirements. However, the Company does not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Grantee shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

Section 14. MISCELLANEOUS

(a)    Funding of Plan. This Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under this Plan. Grantees are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under this Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

(b)    Clawback/Recoupment. All Awards granted hereunder are subject to the terms of any clawback policy adopted by the Company, as it may be in effect from time to time. In addition, and notwithstanding any other provisions herein to the contrary, any performance-based compensation, or any other amount paid to a Grantee pursuant to an Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to forfeiture and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.

(c)    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s employment or service to the Company, nor shall it interfere in any way with his or her right or the right of the Company to terminate the Grantee’s employment or service to the Company at any time, with or without cause, and with or without notice to the extent permitted by applicable law.

(d)    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(e)    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

(f)    Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)    Rules of Construction. Whenever any provision of this Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”

(h)    No Liability of the Company. The Company and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Grantee or any other person as to: (i) the non-issuance or sale of shares of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Grantee or other person due to the receipt, exercise or settlement of any Award granted hereunder.

(i)    Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(j)    Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                  TEJON RANCH CO.

                  ALLEN LYDA

                  4436 LEBEC ROAD

                  TEJON RANCH, CA 93243

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TRC2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99349-P85616                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  TEJON RANCH CO.

       Company Proposals.

       The Board of Directors recommends you vote FOR each

       nominee listed in Proposal 1, FOR Proposals 2, 3 and 5

       and 1 YEAR on Proposal 4.

1.	Election of Directors
	Nominees:		For	Withhold

	1a.	Steven A. Betts	☐	☐

	1b.	Gregory S. Bielli	☐	☐

	1c.	Anthony L. Leggio	☐	☐

	1d.	Norman J. Metcalfe	☐	☐

	1e.	Rhea Frawn Morgan	☐	☐

	1f.	Geoffrey L. Stack	☐	☐

	1g.	Daniel R. Tisch	☐	☐

	1h.	Michael H. Winer	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory votes to approve executive compensation. ☐	☐	☐	☐

		For	Against	Abstain

5.	Approval of 2023 stock incentive plan.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2023 Annual Meeting Admission Ticket

2023 Annual Meeting of Tejon Ranch Co. Shareholders

May 9, 2023, 9:00 a.m. PDT

www.virtualshareholdermeeting.com/TRC2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders To Be Held on May 9, 2023.

The Notice and 2023 Proxy Statement, 2022 Annual Report and Shareholder Letter are available at

www.proxyvote.com.

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D99350-P85616

TEJON RANCH CO.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2023

The undersigned hereby appoints Norman J. Metcalfe and Gregory S. Bielli, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tejon Ranch Co. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2023 Annual Meeting of Shareholders of the Company to be held May 9, 2023 beginning at 9:00 a.m. PDT via live webcast at www.virtualshareholdermeeting.com/TRC2023 (the “2023 Annual Meeting”), or at any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the 2023 Annual Meeting by a reasonable time before the proxy solicitation was made, or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve), with all powers that the undersigned would possess if present at the 2023 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of each of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 5, and 1 YEAR for Proposal 4. If any other matters properly come before the 2023 Annual Meeting, the persons named in this proxy will vote on such matters in their discretion.

(Items to be voted appear on reverse side)